Consolidated
Financial

Statements

Volume 1

PUBLIC ACCOUNTS for the fiscal year ended 31 March 2017 Printed by Authority of the legislature Fredericton, N.B.

Consolidated

Financial Statements

Volume 1

PUBLIC

ACCOUNTS

for the fiscal year ended

31 March 2017

Printed by Authority

of the Legislature

Fredericton, N.B.

ISSN 0382-1277

ISBN printed version: 978-1-4605-1757-4

ISBN PDF version: 978-1-4605-1758-1

ii	PROVINCE OF NEW BRUNSWICK	2017

To Her Honour,

The Honourable Jocelyne Roy Vienneau

Lieutenant-Governor of the Province of New Brunswick

The undersigned has the honour to submit the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2017.

I am, Your Honour,

Cathy Rogers Minister of Finance

Fredericton, New Brunswick

September 2017

The Honourable Cathy Rogers

Minister of Finance

Madam:

The undersigned has the honour to present to you the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2017.

Respectfully submitted,

Paul Martin, FCPA, FCA Comptroller

Fredericton, New Brunswick

September 2017

2017	PROVINCE OF NEW BRUNSWICK	iii

TABLE OF CONTENTS

Audited Consolidated Financial Statements

2017	PROVINCE OF NEW BRUNSWICK	1

INTRODUCTION

VOLUME I

The Public Accounts of the Province of New Brunswick are presented in two volumes.

This volume contains the audited consolidated financial statements of the Provincial Reporting Entity as described in Note 1 to the consolidated financial statements. They include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Cash Flow, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Change in Accumulated Deficit. This volume also contains the Independent Auditor’s Report, Statement of Responsibility, management’s comments on the Results for the Year, Major Variance Analysis and a discussion of the Indicators of Financial Health of the Province.

Volume II contains unaudited supplementary information to the consolidated financial statements presented in Volume I. It presents summary statements for revenue and expenditure as well as five-year comparative statements. This volume also contains detailed information on Supplementary Appropriations, Funded Debt, statements of the General Sinking Fund and revenue and expenditure by government department.

In addition, the Government includes the following lists on the Office of the Comptroller web site at www.gnb.ca/publicaccounts:

•	Salary information of government employees and employees of certain government organizations in excess of $60,000. Salary information is for the calendar year and is reported under the department where the employee worked at 31 December;
•	Travel and other employee expenses in excess of $12,000 paid during the year to government employees, separated by department;
•	Payments made to suppliers during the year in excess of $25,000 separated by department as well as a global listing including payments made by all departments;
•	Loans disbursed to recipients during the year in excess of $25,000 separated by department.

2	PROVINCE OF NEW BRUNSWICK	2017

STATEMENT OF RESPONSIBILITY

The consolidated financial statements of the Province of New Brunswick are prepared each year by the Comptroller as required under section 14 of the Financial Administration Act. The Results for the Year, Major Variance Analysis and Indicators of Financial Health commentaries are prepared jointly by the Department of Finance and the Office of the Comptroller. The consolidated financial statements include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Cash Flow, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Change in Accumulated Deficit.

Financial statement integrity and objectivity are the responsibility of the Government. To help fulfil this responsibility, systems of internal control have been established to provide reasonable assurance that transactions are properly authorized, executed and reported. The statements are prepared in accordance with the accounting policies described in Note 1 to the Consolidated Financial Statements.

On behalf of the Government:

Cathy Rogers

Minister of Finance

September 2017

2017	PROVINCE OF NEW BRUNSWICK	3

RESULTS FOR THE YEAR

Presentation of Budget

The Province’s financial plan for each fiscal year is presented in Main Estimates. Main Estimates outlines budgeted revenue and expenditures based on the Province’s policies, programs and priorities. Public sector accounting standards require that budgeted results presented in the financial statements include the same scope of activities, and be on a basis consistent with that used for actual results. Accordingly, the budget figures presented in the consolidated financial statements, as well as the following pages of variance analysis, have been adjusted for the impact of consolidating the Province’s not-for-profit nursing homes and to remove the contingency reserve, which was not utilized during the year. The table below provides a reconciliation of the Main Estimates budget figures to the adjusted budget figures presented in the consolidated financial statements.

	(millions of dollars)
CONSOLIDATED STATEMENT OF OPERATIONS	2017 Budget	Adjustments	2017 Adjusted Budget
Revenue	$8,718.8	$67.9	$8,786.7
Expense	8,965.8	67.0	9,032.8
Contingency reserve	100.0	(100.0)	-
Annual deficit	$(347.0)	$100.9	$(246.1)

CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT
Net debt - Beginning of year	$(13,659.6)	$-	$(13,659.6)
Annual deficit	(347.0)	100.9	(246.1)
Other Comprehensive Gain (Loss )	-	-	-
Acquisition of Tangible Capital Assets	(556.7)	(25.0)	(581.7)
Amortization of Tangible Capital Assets	435.2	15.9	451.1
Loss on Disposal or Impairment of Tangible Capital Assets	-	-	-
Net Change in Inventories of Supplies	-	-	-
Net Change in Prepaid and Deferred Charges	-	-	-
Net debt - End of year	$(14,128.1)	$91.8	$(14,036.3)

CONSOLIDATED STATEMENT OF CHANGE IN ACCUMULATED DEFICIT
Accum ulated deficit - Beginning of year	$(4,702.1)	$-	$(4,702.1)
Annual deficit	(347.0)	100.9	(246.1)
Other Com prehensive Gain (Loss )	-	-	-
Accumulated deficit - End of year	$(5,049.1)	$100.9	$(4,948.2)

General Comments

The Province’s adjusted budget deficit for the 31 March 2017 fiscal year was $246.1 million. The Province's summary financial statements, contained in this volume of Public Accounts, report a deficit for the fiscal year ended 31 March 2017 of $118.9 million. This represents a decrease of $127.2 million from the adjusted budget deficit. The difference is the result of higher than budgeted revenues of $103.5 million and lower than budgeted expenses of $23.7 million.

4	PROVINCE OF NEW BRUNSWICK	2017

Revenues were $103.5 million higher than budget. Federal sources of revenue increased by $70.5 million mainly due to increased disaster assistance funding and new funding for programs including the Post- Secondary Institutions Strategic Investment Fund and the Social Infrastructure Fund Agreement. Own- source revenue increased by $33.0 million. Corporate Income Tax revenue was up considerably from budget due to a significant positive prior-year adjustment and higher in-year revenue. Additional revenue from the Regional Health Authorities, recoveries related to HST and higher than anticipated net income from the New Brunswick Lottery and Gaming Corporation also supported higher revenue. These increases were partially offset by lower than budgeted revenue from the New Brunswick Power Corporation and lower Harmonized Sales Tax revenue reflecting a significant negative prior-year adjustment.

Expenses were $23.7 million lower than budget. Expenses were lower than budget for Service of the Public Debt and in Central Government. This was partially offset by higher expense in Health and Economic Development.

A more detailed discussion of major variances can be found in the major variance section that follows.

Summary Financial Information

(millions)

Consolidated Statement of Financial Position
	2017	2016
Financial Assets	$9,410.8	$8,584.2
Liabilities	(23,237.8)	(22,243.8)
Net Debt	(13,827.0)	(13,659.6)
Tangible Capital Assets	8,879.6	8,738.5
Other Non Financial Assets	218.8	219.0
Total Non Financial Assets	9,098.4	8,957.5
Accumulated Deficit	$(4,728.6)	$(4,702.1)

Consolidated Statement of Operations
	2017	2016
Revenue – Provincial Sources	$5,760.3	$5,433.5
Revenue – Federal Sources	3,129.9	2,952.7
Total Revenue	8,890.2	8,386.2
Expenses	9,009.1	8,646.7
Deficit	$(118.9)	$(260.5)

Consolidated Statement of Change in Net Debt
	2017	2016
Opening Net Debt	$(13,659.6)	$(13,118.2)
Increase in Net Debt From Operations	(167.4)	(541.4)
Ending Net Debt	$(13,827.0)	$(13,659.6)

2017	PROVINCE OF NEW BRUNSWICK	5

Revenue

Revenues of the Province for the past ten years, as restated, are shown in the table below. The consolidation of nursing homes was accounted for retroactively to opening 2015 net debt and accumulated deficit balances. As such, the impact is only reflected for 2015 and future years.

	($ millions)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Provincial Sources	4,467.1	4,462.0	4,178.7	4,609.8	4,928.8	4,784.6	4,896.2	5,429.4	5,433.5	5,760.3
Federal Sources	2,720.6	2,763.6	2,940.8	2,930.3	2,874.2	3,000.5	2,877.9	3,009.8	2,952.7	3,129.9
Total Revenue	7,187.7	7,225.6	7,119.5	7,540.1	7,803.0	7,785.1	7,774.1	8,439.2	8,386.2	8,890.2

Average annual revenue growth over the ten-year period is 2.8%. In 2017, year-over-year revenue increased by 6.0%. The increase was attributable to growth in the tax base, tax measures, prior-year adjustments, other provincial revenue and additional federal funding.

Expense

Expenses of the Province for the past ten years, as restated, are shown in the table below. The consolidation of nursing homes and the change in accounting policy for pensions were accounted for retroactively to opening 2015 net debt and accumulated deficit balances. As such, the impacts of the accounting changes are reflected in 2015 and future years.

	($ millions)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Total Expense	6,946.6	7,377.6	7,815.4	8,157.3	8,047.8	8,318.3	8,374.5	8,800.6	8,646.7	9,009.1

Average annual expense growth over the ten-year period is 3.4%. In 2017, expenses increased by $362.4 million year-over-year, a 4.2% increase. This was due to increased expenses in Education and Training, Social Development, Economic Development, Health and Central Government. These increases were partially offset by decreased expenses in Protection Services and Transportation and Infrastructure.

Surplus / (Deficit)

Surpluses (or Deficits) of the Province for the past ten years, as restated, are shown in the table below.

	($ millions)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Surplus/(Deficit)	241.1	(152.0)	(695.9)	(617.2)	(244.8)	(533.2)	(600.4)	(361.4)	(260.5)	(118.9)

The deficit for the year ended 31 March 2017 was $118.9 million, which is lower than the adjusted budget deficit of $246.1 million. Revenue was $103.5 million higher than budgeted mainly due to federal sources of revenue increasing by $70.5 million and own-source revenue increasing by $33.0 million. Expenses were lower than budgeted by $23.7 million, mainly due to lower than budgeted expenses for Service of the Public Debt and in Central Government. This was partially offset by higher expense in Health and Economic Development.

6	PROVINCE OF NEW BRUNSWICK	2017

Net Debt

Net debt increased by $167.4 million during the year ended 31 March 2017, a decrease of $209.3 million from the adjusted budgeted increase of $376.7 million. The increase in net debt from 2016 is related to the operating deficit and net capital asset transactions of highways, hospitals, schools and other buildings.

	($ millions)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Net Debt	7,068.5	7,539.2	8,544.5	9,622.5	10,071.0	11,041.3	11,666.1	13,118.2	13,659.6	13,827.0

2017	PROVINCE OF NEW BRUNSWICK	7

Cost of Servicing the Public Debt

The Province's cost of servicing the Public Debt totaled $673.3 million for the year ended 31 March 2017. This represents a decrease of $4.8 million from 2016. This was due to reduced interest payments on capital leases, a larger amount of maturing debt retiring and higher interest income on cash balances, which was partially offset by interest payments on new debt.

	($ millions)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Cost of Servicing the Public Debt	575.7	601.4	607.2	641.5	661.8	660.3	661.9	677.2	678.1	673.3

8	PROVINCE OF NEW BRUNSWICK	2017

MAJOR VARIANCE ANALYSIS

Explanations of major variances are described below. In this analysis, comparisons are made between the actual results for 2017 and either the 2017 budget or the actual results for 2016.

REVENUE

Adjusted Budget 2017 to Actual 2017 Comparison

2017 Adjusted Budget to Actual ($ millions)
Item	Adjusted Budget	Actual	Variance	% Variance
Provincial Sources
Taxes	4,301.8	4,291.3	(10.5)	(0.2)
Licenses and Permits	154.0	158.7	4.7	3.1
Royalties	70.4	79.5	9.1	12.9
Income from Government Business Enterprises	267.0	201.0	(66.0)	(24.7)
Other Provincial Revenue	743.9	837.0	93.1	12.5
Sinking Fund Earnings	190.2	192.8	2.6	1.4
Revenue from Provincial Sources	5,727.3	5,760.3	33.0	0.6
Federal Sources
Fiscal Equalization	1,708.4	1,708.4	-	-
Unconditional Grants	1,034.8	1,034.1	(0.7)	(0.1)
Conditional Grants	316.2	387.4	71.2	22.5
Revenue from Federal Sources	3,059.4	3,129.9	70.5	2.3
Total Revenues	8,786.7	8,890.2	103.5	1.2

Taxes

Taxes are down $10.5 million from budget, primarily due to:

•	Harmonized Sales Tax is down $81.3 million, with significant negative prior-year adjustments totaling $75.3 million covering the 2011–2015 period and lower in-year revenue. Negative adjustments largely reflect the lowering of national revenue pool estimates by the federal government, upon which payments are based, and a strong Ontario housing market which had adverse implications on the share allocation for other HST receiving provinces.
•	Corporate Income Tax is up $52.1 million from budget due to a significant, positive prior-year adjustment of $30.0 million related to the 2015 taxation year, and increased in-year revenue.
•	Personal Income Tax is up $9.8 million due to a modest positive prior-year adjustment related to the 2015 taxation year.
•	Insurance Premium Tax is up $4.6 million due to a higher-than-anticipated increase in premiums written by the insurance industry.
•	Tobacco Tax is up $4.4 million as the estimated decline in volume due to the flavor ban, electronic cigarettes and the tax rate increase was more modest than anticipated. Increased activities in contraband enforcement also helped to increase the volume of sales.

Royalties

Royalties are up $9.1 million from budget due to higher than anticipated revenue from timber royalties.

Income from Government Business Enterprises

Income from Government Business Enterprises is down $66.0 million primarily as a result of lower than anticipated net income for the New Brunswick Power Corporation. This was due to lower export sales, loss of in-province industrial load, the January ice storm and additional preventative maintenance for the Point Lepreau Nuclear Generating Station.

2017	PROVINCE OF NEW BRUNSWICK	9

Other Provincial Revenue

Other Provincial Revenue is up $93.1 million from budget. The major variances include higher revenue from the Regional Health Authorities and the New Brunswick Lotteries and Gaming Corporation; recoveries related to HST; higher than anticipated Department of Health recovery levy and greater than anticipated retention of deposits under the Immigrant Entrepreneur Program. In addition, there are other miscellaneous revenue increases across various departments and agencies.

Conditional Grants

Conditional Grants are up $71.2 million mainly due to increased federal funding for the Disaster Financial Assistance program, and new federal funding for the Post-Secondary Institutions Strategic Investment Fund and the Social Infrastructure Fund Agreement.

Actual 2016 to Actual 2017 Comparison

2016 Actual to 2017 Actual ($ millions)
Item	Actual	Actual	Change	% Change
Provincial Sources
Taxes	4,029.7	4,291.3	261.6	6.5
Licenses and Permits	153.8	158.7	4.9	3.2
Royalties	89.3	79.5	(9.8)	(11.0)
Income from Government Business Enterprises	189.1	201.0	11.9	6.3
Other Provincial Revenue	777.5	837.0	59.5	7.7
Sinking Fund Earnings	194.1	192.8	(1.3)	(0.7)
Revenue from Provincial Sources	5,433.5	5,760.3	326.8	6.0
Federal Sources
Fiscal Equalization Payments	1,668.0	1,708.4	40.4	2.4
Unconditional Grants	994.7	1,034.1	39.4	4.0
Conditional Grants	290.0	387.4	97.4	33.6
Revenue from Federal Sources	2,952.7	3,129.9	177.2	6.0
Total Revenues	8,386.2	8,890.2	504.0	6.0

Taxes

Taxes are up $261.6 million over the previous fiscal year, mainly due to:

•	Harmonized Sales Tax is up $117.5 million reflecting the rate increase and new HST credit introduced in July 2016, as well as the impact of prior-year adjustments.
•	Corporate Income Tax is up $102.5 million due to an increase in the general rate and the impact of prior-year adjustments.
•	Provincial Real Property Tax is up $15.7 million due to growth in the tax base.
•	Real Property Transfer Tax is up $12.1 million primarily due to a rate increase in 2016.
•	Financial Corporation Capital Tax is up $9.3 million due in part to a tax increase and an increase in paid-up capital by financial institutions in the province.
•	Tobacco Tax is up $9.2 million reflecting an increase in the tobacco tax rate.
•	Insurance Premium Tax is up $5.6 million due to an increase in premiums written by the insurance industry.
•	Personal Income Tax is down $12.8 million, with higher in-year payments related to growth in the economy offset by the net change in prior-year adjustments.

Royalties

Royalties are down $9.8 million from the previous year to due to the closure of the Picadilly potash mine.

10	PROVINCE OF NEW BRUNSWICK	2017

Income From Government Business Enterprises

Income from Government Business Enterprises is up $11.9 million year-over-year largely as a result of increased revenue from the New Brunswick Power Corporation. The Corporation’s net income increased by $15.0 million, from $12.0 million in 2015-2016 to $27.0 million in 2016-2017, mainly due to higher in- province revenue, lower fuel and purchased power costs, and higher unrealized mark-to-market gains; partially offset by higher operations, maintenance and administration costs due to storm costs.

Other Provincial Revenue

Other Provincial Revenue is up $59.5 million mainly due to higher revenue from the Regional Health Authorities, Service New Brunswick and the Department of Health Recovery Levy. In addition, there were recoveries related to HST, a greater retention of deposits under the Immigrant Entrepreneur Program as well as other miscellaneous revenue increases and decreases across various departments and agencies.

Fiscal Equalization Payments

Fiscal Equalization Payments are up $40.4 million from the previous year due to the widening of fiscal disparities as per federal official estimates.

Unconditional Grants

Unconditional Grants are up $39.4 million due to legislated growth for the Canada Health Transfer and the Canada Social Transfer.

Conditional Grants

Conditional Grants are up $97.4 million mainly due to increased funding for the Disaster Financial Assistance program, increased federal funding for the New Building Canada Fund - Small Communities and the Department of Transportation and Infrastructure. In addition there was new federal funding for Post-Secondary Institutions Strategic Investment Fund and the Social Infrastructure Fund Agreement.

EXPENSES

Adjusted Budget 2017 to Actual 2017 Comparison

2017 Adjusted Budget to Actual ($ millions)
Item	Adjusted Budget	Actual	Variance	% Variance
Education and Training	1,895.8	1,886.9	(8.9)	(0.5)
Health	2,911.2	2,936.7	25.5	0.9
Social Development	1,244.6	1,249.6	5.0	0.4
Protection Services	272.3	271.5	(0.8)	(0.3)
Economic Development	310.1	332.5	22.4	7.2
Labour and Employment	136.4	138.6	2.2	1.6
Resources	193.1	189.5	(3.6)	(1.9)
Transportation and Infrastructure	636.8	632.5	(4.3)	(0.7)
Central Government	732.5	698.0	(34.5)	(4.7)
Service of the Public Debt	700.0	673.3	(26.7)	(3.8)
Total Expenses	9,032.8	9,009.1	(23.7)	(0.3)

Items in the table are reported by functional area. See the related schedule in the consolidated financial statements for additional details.

2017	PROVINCE OF NEW BRUNSWICK	11

Education and Training

Education and Training expenses were $8.9 million lower mainly due to lower than anticipated pension expense, lower than expected uptake in the Student Financial Assistance program and lower capital expense for the community colleges.

Health

Health expenses were $25.5 million higher mainly due to higher than expected expenses in the

Medicare program and higher capital expense.

Social Development

Social Development expenses were $5.0 million higher mainly due to increased costs in the Housing Services program associated with the new federal-provincial Social Infrastructure Fund Agreement, partially offset by savings under the Long Term Care program due to delays in new nursing home construction projects.

Economic Development

Economic Development expenses were $22.4 million higher than budget mainly due to the timing of several multi-year projects funded by the Regional Development Corporation and higher costs for Opportunities New Brunswick related to an increase in provision for loss.

Labour and Employment

Labour and Employment expenses were $2.2 million higher than budget mainly due to increased expenditures in employment programs resulting from the receipt of additional federal funding.

Resources

Resources expenses were $3.6 million less than budget mainly due lower provision expense for Agriculture, Aquaculture & Fisheries and Energy and Resource Development, partially offset by higher expenses in the Land Management program related to the purchase of aerial LiDAR data used by the province for various purposes including forest inventory and disaster mitigation.

Transportation and Infrastructure

Transportation and Infrastructure expenses were under budget by $4.3 million mainly due to a lower capital expense offset by higher winter maintenance costs.

Central Government

Central Government expenses were $34.5 million less than budget mainly due to lower than anticipated expenses in General Government for the retirement allowance benefit and pension contributions, partially offset by an increase in the liability for injured workers.

Service of the Debt

The Service of the Public Debt was $26.7 million lower than budget due to a number of factors including the timing of issuing debt, lower than budgeted interest rates and higher interest income earned.

12	PROVINCE OF NEW BRUNSWICK	2017

Actual 2016 to Actual 2017 Comparison

2016 Actual to 2017 Actual ($ millions)
Item	2016 Actual	2017 Actual	Change	% Change
Education and Training	1,846.3	1,886.9	40.6	2.2
Health	2,899.0	2,936.7	37.7	1.3
Social Development	1,196.4	1,249.6	53.2	4.4
Protection Services	281.3	271.5	(9.8)	(3.5)
Economic Development	204.0	332.5	128.5	63.0
Labour and Employment	135.0	138.6	3.6	2.7
Resources	185.3	189.5	4.2	2.3
Transportation and Infrastructure	636.0	632.5	(3.5)	(0.6)
Central Government	585.3	698.0	112.7	19.3
Service of the Public Debt	678.1	673.3	(4.8)	(0.7)
Total Expenses	8,646.7	9,009.1	362.4	4.2

Items in the table are reported by functional area. See the related schedule in the consolidated financial statements for additional details.

Education and Training

Education and Training expenses were $40.6 million higher than the previous fiscal year mainly due to salary increases resulting from signed collective agreements and new government initiatives.

Health

Health expenses were $37.7 million higher than the previous fiscal year mainly due to higher costs in the Department of Health, offset by the transfer of services previously delivered by Facilicorp NB to Service New Brunswick.

Social Development

Social Development expenses were $53.2 million higher than the previous fiscal year mainly due to the opening of new nursing homes, higher service delivery costs for the Disability Support Services Program, the new federal Social Infrastructure Agreement and higher nursing home expenses mainly due to a change in pension valuation and amortization of adjustments.

Protection Services

Protection Services were $9.8 million lower than the previous fiscal year primarily due to lower Disaster Financial Assistance expenses.

Economic Development

Economic Development expenses were $128.5 million higher than the previous fiscal year primarily due to increased expenses for the Regional Development Corporation related to the timing of project funding in 2016-2017, and an increase in provision for loss for Opportunities New Brunswick.

Labour and Employment

Labour and Employment expenses were $3.6 million higher than the previous fiscal year mainly due to increased expenditures in employment programs resulting from the receipt of additional federal funding.

Resources

Resources expenses were $4.2 million higher than the previous fiscal year mainly due to higher expenditures in the Resource Exploration program mostly as a result of recording the Caribou mine drainage liability.

2017	PROVINCE OF NEW BRUNSWICK	13

Transportation and Infrastructure

Transportation and Infrastructure expenses were $3.5 million lower than the previous year due to lower costs for the New Brunswick Highway Corporation due to a decrease in the contractual payment schedule and lower capital expense partially offset by the addition of contractual payments for the NB Trunked Mobile Radio System.

Central Government

Central Government expenses were $112.7 million higher than the previous year mainly due to an increase in the liability for injured workers, and the transfer of funding to Service New Brunswick from the former Department of Government Services and the Department of Health.

Service of the Debt

The Service of the Public Debt was $4.8 million lower than the previous fiscal year due to reduced interest payments on capital leases, a larger amount of maturing debt that was retired and higher interest income on cash balances, which was partially offset by interest payments on new debt.

14	PROVINCE OF NEW BRUNSWICK	2017

INDICATORS OF FINANCIAL HEALTH

This section provides indicators of progress in the Province’s financial condition using information provided in the Province’s consolidated financial statements as well as other standard socio-economic indicators such as nominal Gross Domestic Product (GDP) data from Statistics Canada.

The analysis of financial indicators is a reporting practice recommended by the Public Sector Accounting Board, and provides results in a manner that improves transparency and provides a clearer understanding of recent trends in the Province’s financial health. Trends over the last ten years (2008 to 2017) are evaluated using the criteria of sustainability, flexibility and vulnerability. Though many potential indicators are available, those found to be the most relevant, measurable and transparent to users of government financial information are included. Similar data series are also widely used by banks and other financial institutions, investors and credit-rating agencies.

In evaluating a government’s financial health, it should be acknowledged that governments have exposure to a number of variables that are beyond their direct scope of control, but still can exert major influences on financial results and indicators. These include but are not limited to:

•	Changing global economic conditions such as energy prices, commodity prices, investment valuation and inflation;
•	Changes to international financial conditions that impact interest rates, currency fluctuations or availability of credit;
•	Changes to federal transfers or programs;
•	Emergencies such as floods, forest fires and pandemics;
•	Developments affecting agencies such as the New Brunswick Power Corporation that are reflected in the Province’s financial statements and;
•	Changes in public sector accounting standards.

Sustainability

Sustainability is the degree to which a government can maintain its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others without increasing the debt or tax burden relative to the economy within which it operates. It is measured in this analysis by:

•	Net debt as a proportion of GDP;
•	Net debt per capita.

Net Debt as a Proportion of GDP:

Net debt is an indication of the extent to which Provincial government liabilities exceed financial assets. The net debt-to-GDP ratio shows the relationship between net debt and the economy. If the ratio is declining, growth in the economy is exceeding growth in net debt, resulting in improved sustainability. Conversely, an increasing net debt-to-GDP ratio indicates net debt is increasing faster than growth in the economy and serving to reduce the provincial government’s financial sustainability.

Over the last ten years the Province’s ratio of net debt-to-GDP increased from 25.0% to 41.1%. The ratio has trended upwards related to weakened economic circumstances, operating deficits, capital spending, and other factors. The inclusion of nursing homes within the provincial reporting entity and a change in accounting policy related to pensions were both implemented retroactively to the opening 2015 net debt balance and as such there was a major impact on the ratio commencing in 2015. Since then, the ratio has stabilized and in fact has fallen marginally in 2017 due to improved economic circumstances and a more moderate deficit.

2017	PROVINCE OF NEW BRUNSWICK	15

Net Debt-to-GDP Ratio
Fiscal Year Ending	Net Debt	GDP	Net Debt/GDP
	($ millions)	($ millions)	(%)
2008	7,068.5	28,287	25.0
2009	7,539.2	28,779	26.2
2010	8,544.5	28,857	29.6
2011	9,622.5	30,213	31.8
2012	10,071.0	31,500	32.0
2013	11,041.3	31,723	34.8
2014	11,666.1	31,809	36.7
2015	13,118.2	32,112	40.9
2016	13,659.6	33,052	41.3
2017	13,827.0	33,647	41.1

Net Debt per Capita:

Net debt per capita is a statement of the net debt attributable to each New Brunswick resident. A decrease in net debt per capita suggests the debt burden has improved while an increase implies the debt burden has increased. Over the past ten years the net debt per capita has been trending upwards reflecting weakened economic circumstances, operating deficits, capital spending and other factors including population declines. The inclusion of nursing homes within the provincial reporting entity and a change in accounting policy related to pensions were both implemented retroactively to the opening 2015 net debt balance. As such, the net debt numbers were restated for 2015 forward, having a major impact on net debt per capita commencing in 2015. Recently, the growth in net debt per capita has moderated with reduced deficits.

16	PROVINCE OF NEW BRUNSWICK	2017

Net Debt per Capita
Fiscal Year Ending	Net Debt	Population	Net Debt per Capita
	($ millions)	(July 1)	($)
2008	7,068.5	745,407	9,483
2009	7,539.2	746,855	10,095
2010	8,544.5	749,954	11,393
2011	9,622.5	753,044	12,778
2012	10,071.0	755,530	13,330
2013	11,041.3	756,777	14,590
2014	11,666.1	755,842	15,435
2015	13,118.2	754,865	17,378
2016	13,659.6	754,309	18,109
2017	13,827.0	756,780	18,271

Flexibility

Flexibility is the degree to which a government can change its debt or tax burden on the economy within which it operates to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. It is measured in this analysis by:

•	Own-source revenue as a proportion of GDP;
•	Cost of servicing the public debt as a proportion of total revenue.

2017	PROVINCE OF NEW BRUNSWICK	17

Own-source Revenue as a Proportion of GDP:

This ratio measures own-source revenues of the Provincial government as a percentage of the economy, as measured by nominal GDP. An increase in this ratio indicates that government own-source revenues are growing faster than the economy as a whole, reducing government’s flexibility to increase revenues without slowing growth in the economy. A decrease in the ratio is indicative of the government taking less revenue out of the economy on a relative basis, which increases its flexibility.

Own-source revenue includes revenues from taxation, natural resources, fees, return on investment, lotteries, fines and penalties, etc., and is essentially all revenue minus federal transfers. While more controllable than federal transfers, as the Province can influence revenues through its own tax rates and fiscal policy, own-source revenue is vulnerable to, among other factors:

•	Net income or revenue of outside agencies whose revenue can fluctuate significantly due to price, volume, accounting changes, weather, etc. (e.g. the New Brunswick Power Corporation)
•	Variability in provincial revenues that are collected or estimated by the federal government such as personal and corporate income taxes and the harmonized sales tax;
•	Commodity tax revenues such as metallic minerals tax that are vulnerable to world prices.

Own-source revenue as a proportion of GDP has been relatively stable, with an increase in this ratio the past few years. This reduces government’s flexibility to extract revenue from the economy.

18	PROVINCE OF NEW BRUNSWICK	2017

Own-source Revenue as a Proportion of GDP
Fiscal Year Ending	Own-source Revenue	GDP	Own-source Revenue as a Proportion of GDP
	($ millions)	($ millions)	(%)
2008	4,467.1	28,287	15.8
2009	4,462.0	28,779	15.5
2010	4,178.7	28,857	14.5
2011	4,609.8	30,213	15.3
2012	4,928.8	31,500	15.6
2013	4,784.6	31,723	15.1
2014	4,896.2	31,809	15.4
2015	5,429.4	32,112	16.9
2016	5,433.5	33,052	16.4
2017	5,760.3	33,647	17.1

Cost of Servicing the Public Debt as a Proportion of Total Revenue:

Debt service costs as a proportion of total revenue is an indicator of the Province’s ability to satisfy existing credit requirements in the context of the government’s overall revenue. Debt service costs can be impacted by variables outside the direct control of government, such as credit ratings, interest rates, financial markets and currency fluctuations. Investment in public infrastructure resulting in a change in the stock of debt can also influence borrowing requirements.

The Province’s proportion of debt service costs to revenue has been relatively stable with declines since 2014. In 2017 the ratio has dropped to a lower level signifying that debt service costs are a smaller proportion of Provincial revenues overall, allowing the Province more financial resources to provide essential programs and services.

2017	PROVINCE OF NEW BRUNSWICK	19

Cost of Servicing the Public Debt as a Proportion of Total Revenue
Fiscal Year Ending	Cost of Servicing the Public Debt	Total Revenue	Cost of Servicing the Public Debt as a Proportion of Total Revenue
	($ millions)	($ millions)	(%)
2008	575.7	7,187.7	8.0
2009	601.4	7,225.6	8.3
2010	607.2	7,119.5	8.5
2011	641.5	7,540.1	8.5
2012	661.8	7,803.0	8.5
2013	660.3	7,785.1	8.5
2014	661.9	7,774.1	8.5
2015	677.2	8,439.2	8.0
2016	678.1	8,386.2	8.1
2017	673.3	8,890.2	7.6

Vulnerability

Vulnerability is the degree to which a government is dependent on sources of funding outside its control or influence or is exposed to risks that could impair its ability to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. A common measurement of vulnerability is federal government transfers as a proportion of revenue.

Federal Government Transfers as a Proportion of Total Revenue:

Revenue from federal sources is comprised of conditional and unconditional grants from the federal government, including:

•	Fiscal Equalization Program payments;
•	The Canada Health Transfer and the Canada Social Transfer;
•	Conditional grants or capital revenue in support of economic development, infrastructure, education and labour training and other areas.

Federal transfer payments can be affected by federal fiscal policy decisions, the normal annual estimate process that guides federal payments under the Equalization Program and Canada Health and Social Transfers, as well as timing and conditions related to conditional grants.

Comparing the level of federal transfers to total revenue provides an indication of the vulnerability of the Province. Generally, if the ratio is increasing, the Province is increasingly reliant on federal transfers, resulting in increased vulnerability. If the ratio is declining, vulnerability is diminished.

Federal government transfers as a proportion of total revenue reached a high of 41.3% in 2010. In that year, provincial-source revenues contracted as the effects of the economic slowdown hampered revenues and the New Brunswick Electric Finance Corporation (NB Power) experienced a significant net loss. At the same time, federal stimulus funding supported federal-source revenue growth. Since then the ratio has declined to 35.2% in 2016, the lowest level in a decade, and remains at that level for 2017.

20	PROVINCE OF NEW BRUNSWICK	2017

Federal Government Transfers as a Proportion of Total Revenue
Fiscal Year Ending	Federal Government Transfers	Total Revenue	Federal Government Transfers as a Proportion of Total Revenue
	($ millions)	($ millions)	(%)
2008	2,720.6	7,187.7	37.9
2009	2,763.6	7,225.6	38.2
2010	2,940.8	7,119.5	41.3
2011	2,930.3	7,540.1	38.9
2012	2,874.2	7,803.0	36.8
2013	3,000.5	7,785.1	38.5
2014	2,877.9	7,774.1	37.0
2015	3,009.8	8,439.2	35.7
2016	2,952.7	8,386.2	35.2
2017	3,129.9	8,890.2	35.2

INDEPENDENT AUDITOR'S REPORT

To the Legislative Assembly

Province of New Brunswick

Report on the consolidated financial statements

I have audited the accompanying consolidated financial statements of the Province of New Brunswick, which comprise the consolidated statement of financial position as at March 31, 2017, and the consolidated statements of operations, cash flow, change in net debt and change in accumulated deficit for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Opinion

In my opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Province of New Brunswick as at March 31, 2017, and the results of its operations, its cash flows, changes in its net debt and changes in its accumulated deficit for the year then ended in accordance with Canadian public sector accounting standards.

Fredericton, New Brunswick	Kim MacPherson, CPA, CA, ICD.D
August 22, 2017	Auditor General

P.O. Box 758

Fredericton, New Brunswick E3B 584

22	PROVINCE OF NEW BRUNSWICK	2017

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

as at 31 March

		(millions)
Schedule		2017	2016

	FINANCIAL ASSETS

1	Cash and Short Term Investments	$2,733.60	$2,141.1
2	Receivables and Advances	360.0	303.2
3	Taxes Receivable	1,200.5	1,168.3
4	Inventories for Resale	0.3	0.3
5	Loans	606.3	623.2
6	Equity in Government Business Enterprises (Note 6)	228.9	97.7
	Sinking Fund Equity (Note 9)	4,212.7	4,201.3
6	Other Investments	68.5	49.1
	Total Financial Assets	9,410.8	8,584.2

	LIABILITIES

	Short Term Borrowing (Note 4)	1,679.8	1,680.1
7	Accounts Payable and Accrued Expenses	2,862.6	2,726.0
8	Allowance for Losses	23.4	25.3
9	Deferred Revenue	528.6	506.3
10	Deposits Held in Trust	315.9	362.0
11	Obligations under Capital Leases (Note 5)	711.2	733.9
	Net Pension Liability (Note 11)	677.1	641.8
		6,798.6	6,675.4

	Funded Debt (Note 9)	20,891.3	20,107.1
	Borrowing for New Brunswick Power Corporation	(4,422.7)	(4,514.3)
	Funded Debt for Provincial Purposes	16,468.6	15,592.8
	Unamortized Premiums and Discounts	(42.7)	(40.8)
	Unrealized Foreign Exchange Gains	13.3	16.4
		16,439.2	15,568.4
		23,237.8	22,243.8
	Total Liabilities

	NET DEBT	(13,827.0)	(13,659.6)

	NON-FINANCIAL ASSETS

	Tangible Capital Assets (Note 7)	8,879.6	8,738.5
12	Inventories of Supplies	48.3	49.4
13	Prepaid and Deferred Charges	170.5	169.6
	Total Non-Financial Assets	9,098.4	8,957.5

	ACCUMULATED DEFICIT	$(4,728.6)	$(4,702.1)

	Contingent Liabilities - Note 13
	Commitments - Note 14

The accompanying notes are an integral part of these consolidated financial statements.

Paul Martin, FCPA, FCA

Comptroller

2017	PROVINCE OF NEW BRUNSWICK	23

CONSOLIDATED STATEMENT OF OPERATIONS

for the fiscal year ended 31 March

		(millions)
Schedule		2017 Adjusted Budget (Note 2)	2017 Actual	2016 Actual

	REVENUE
	Provincial Sources
14	Taxes	$4,301.8	$4,291.3	$4,029.7
15	Licenses and Permits	154.0	158.7	153.8
16	Royalties	70.4	79.5	89.3
17	Income from Government Business Enterprises	267.0	201.0	189.1
18	other Provincial Revenue	743.9	837.0	777.5
	Sinking Fund Earnings	190.2	192.8	194.1
		5,727.30	5,760.3	5,433.5

	Federal Sources
	Fiscal Equalization Payments	1,708.4	1,708.4	1,668.0
19	Unconditional Grants	1,034.8	1,034.1	994.7
20	Conditional Grants	316.2	387.4	290.0
		3,059.4	3,129.9	2,952.7
		8,786.7	8,890.2	8,386.2
	EXPENSE

21	Education and Training	1,895.8	1,886.9	1,846.3
22	Health	2,911.2	2,936.7	2,899.0
23	Social Development	1,244.6	1,249.6	1,196.4
24	Protection Services	272.3	271.5	281.3
25	Economic Development	310.1	332.5	204.0
26	Labour and Employment	136.4	138.6	135.0
27	Resources	193.1	189.5	185.3
28	Transportation and Infrastructure	636.8	632.5	636.0
29	Central Government	732.5	698.0	585.3
	Service of the Public Debt (Note 10)	700.0	673.3	678.1
		9,032.8	9,009.1	8,646.7

	ANNUAL DEFICIT (Note 2)	$(246.1)	$(118.9)	$(260.5)

The accompanying notes are an integral part of these consolidated financial statements.

24	PROVINCE OF NEW BRUNSWICK	2017

CONSOLIDATED STATEMENT OF CASH FLOW

for the fiscal year ended 31 March

	(millions)
	2017	2016

OPERATING ACTIVITIES

Deficit	$(118.9)	$(260.5)
Non Cash ltems
Amortization of Premiums, Discounts and Issue Expenses	7.2	7.1
Foreign Exchange Expense	(5.8)	(5.8)
Increase (Decrease) in Pro'vision for Losses	21.5	(3.0)
Amortization of Tangible Capital Assets	462.7	426.8
Loss on Disposal or Impairment of Tangible Capital Assets	7.8	6.5
Sinking Fund Earnings	(192.8)	(194.1)
Losses on Foreign Exchange Settlements	2.8	2.7
Increase in Net Pension Liability (Note 11)	35.3	13.3
Increase in Deferred Revenue	22.3	16.2
Changes in Working Capital
(Increase) Decrease in Accounts Receivable	(60.5)	29.1
(Increase) Decrease in Taxes Receivable	(39.1)	66.8
Decrease in Inventories	1.1	3.5
(Increase) Decrease in Prepaid and Deferred Charges	(0.9)	13.1
Increase in Accounts Payable and Accrued Expenses	136.6	31.3
Decrease in Deposits Held in Trust	(46.1)	(13.7)
Net Cash From Operating Activities	233.2	139.3

INVESTING ACTIVITIES
(Decrease) Increase in Investments and Loans	(146.6)	106.2
Other Comprehensive Gain (Loss)	92.4	(143.3)
Net Cash Used in lnvesting Activities	(54.2)	(37.1)

CAPITAL TRANSACTIONS

Acquisition of Capital Assets (Note 7)	(611.6)	(586.1)

FINANCING ACTIVITIES

Proceeds from Issuance of Funded Debt	1,952.6	1,653.9
Purchase of NB Power Debentures	(295.5)	(494.4)
Elimination of Debentures held by NB Immigrant lnvestor Fund	-	(0.2)
Received from Sinking Fund for Redemption of Debentures and Payment of Exchange	338.7	196.1
Decrease in Obligations under Capital Leases	(22.7)	(33.7)
Sinking Fund Installments	(157.3)	(153.7)
(Decrease) Increase in Short Term Borrowing	(0.3)	412.0
Funded Debt Matured	(790.4)	(637.2)
Net Cash from Financing Activities	1,025.1	942.8

INCREASE IN CASH DURING YEAR	592.5	458.9
CASH AND SHORT TERM INVESTMENTS -BEGINNING OF YEAR	2,141.1	1,682.2
CASH AND SHORT TERM INVESTMENTS -END OF YEAR	$2,733.6	$2,141.1

The accompanying notes are an integral part of these consolidated financial statements.

2017	PROVINCE OF NEW BRUNSWICK	25

CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT

for the fiscal year ended 31 March

	(millions)
	2017 Adjusted Budget (Note 2)	2017 Actual	2016 Actual

NET DEBT - BEGINNING OF YEAR	$(13,659.6)	$(13,659.6)	$(13,118.2)

CHANGES IN YEAR

Annual Deficit	(246.1)	(118.9)	(260.5)
Other Comprehensive Gain (Loss)	-	92.4	(143.3)
Acquisition of Tangible Capital Assets (Note 7)	(581.7)	(611.6)	(586.1)
Amortization of Tangible Capital Assets (Note 7)	451.1	462.7	426.8
Loss on Disposal or Impairment of Tangible Capital Assets	-	7.8	6.5
Net Change in Inventories of Supplies	-	1.1	2.1
Net Change in Prepaid and Deferred Charges	-	(0.9)	13.1

INCREASE IN NET DEBT	(376.7)	(167.4)	(541.4)

NET DEBT - END OF YEAR	$(14,036.3)	$(13,827.0)	$(13,659.6)

CONSOLIDATED STATEMENT OF CHANGE IN ACCUMULATED DEFICIT

for the fiscal year ended 31 March

	(millions)
	2017 Adjusted Budget (Note 2)	2017 Actual	2016 Actual
ACCUMULATED DEFICIT - BEGINNING OF YEAR	$(4,702.1)	$(4,702.1)	$(4,298.3)

Annual Deficit	(246.1)	(118.9)	(260.5)
Other Comprehensive Gain (Loss)	-	92.4	(143.3)

ACCUMULATED DEFICIT - END OF YEAR	$(4,948.2)	$(4,728.6)	$(4,702.1)

The accompanying notes are an integral part of these consolidated financial statements.

26	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Accounting

These consolidated financial statements are prepared in accordance with Canadian public sector accounting standards.

b) Provincial Reporting Entity

These consolidated financial statements include the accounts of organizations that are controlled by the Province. A complete listing of the organizations within the Province’s government reporting entity is provided in Schedule 30.

Legally established trust funds which the Province administers but does not control are not included as Provincial assets or liabilities. These consolidated financial statements disclose the equity balances of the trust funds administered by the Province in Note 16.

c) Principles of Consolidation

The accounts of organizations within the Province’s government reporting entity are included in these consolidated financial statements through one of the following accounting methods:

Consolidation Method

This method combines the accounts of distinct organizations. It requires uniform accounting policies for the organizations. The Province does not adjust the tangible capital asset policies of organizations that are consolidated using this method to those of the Province in cases where the adjustment would be immaterial. Inter- organizational balances and transactions are eliminated under this method. This method reports the organizations as if they were one organization.

Modified Equity Method

This method is used for government business enterprises (GBEs). GBEs are defined in Note 6 to these consolidated financial statements. The modified equity method reports a GBE’s net assets as an investment on the Province’s Consolidated Statement of Financial Position. The net income of the GBE is reported as income from government business enterprises on the Province’s Consolidated Statement of Operations. Inter-organizational transactions and balances are not eliminated. All gains or losses arising from inter-organizational transactions between GBEs and other government organizations are eliminated. The accounting policies of GBEs are not adjusted to conform with those of other government organizations.

Transaction Method

This method records only transactions between the Province and the other organizations. The transaction method is used when the appropriate methods would not produce a materially different result.

d) Future Changes in Accounting Policy

New Standards

The Public Sector Accounting Board issued sections PS 2200 - Related Party Disclosures, PS 3210 - Assets, PS 3320 - Contingent Assets, PS 3380 - Contractual Rights, and PS 3420 - Inter-entity Transactions with effective dates of 1 April 2017. The Board also issued section PS 3430 - Restructuring Transactions with an effective date of 1 April 2018.

2017	PROVINCE OF NEW BRUNSWICK	27

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

The Province plans to adopt these new standards on the effective date and is currently analyzing the impact of the standards on its consolidated financial statements.

PS 3450 - Financial Instruments and PS 2601 - Foreign Currency Translation

The Public Sector Accounting Board issued section PS 3450 - Financial Instruments with an effective date of 1 April 2019. Under this new standard, financial instruments will be assigned a measurement category of either fair value, cost or amortized cost. Until a financial instrument is derecognized, any gains or losses that arise due to fair value remeasurement will be reported on the Statement of Remeasurement Gains and Losses. Adoption of this standard requires the adoption of PS 2601 - Foreign Currency Translation, PS 1201 - Financial Statement Presentation and PS 3041 - Portfolio Investments in the same fiscal year.

e) Specific Accounting Policies

Asset Classification

Assets are classified as either financial or non-financial. Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not to be consumed in the normal course of operations. Non- financial assets are acquired, constructed or developed assets that do not provide resources to discharge existing liabilities but are employed to deliver government services, may be consumed in normal operations and are not for resale. Non-financial assets include tangible capital assets, prepaid and deferred charges, and inventories of supplies.

Financial Assets

Cash and Short Term Investments

Cash and short term investments are recorded at cost, which approximates market value. Short term investments include highly liquid investments that are readily convertible to known amounts of cash, with maturity dates of six months or less. Cash and short term investments include $977.1 million ($855.0 million 2016) in short term investments issued by the New Brunswick Power Corporation.

Inventories for Resale

Inventories for resale are recorded at the lower of cost or net realizable value. Properties held for resale are reported as a financial asset and include land and fixtures acquired or constructed for the purpose of sale. Properties held for resale also include properties acquired through foreclosure.

Loans

Loans are initially recorded at cost, and reported at the lower of cost and net recoverable value through a valuation allowance. Changes in the valuation allowance are recognized in expense. Interest revenue is recognized on a loan when earned, and ceases to be accrued when the collectability of either the principal or interest is not reasonably assured.

Loans issued under the Opportunities New Brunswick Act, Agricultural Development Act, and Fisheries and Aquaculture Development Act facilitate the establishment, development, or maintenance of industry in a variety of areas. As such, the nature and terms of the loans under these Acts var y. Loans to students are interest free while the student is in full-time studies and becomes repayable with interest six months after the student leaves post-secondary studies. The maximum repayment term is fifteen years. Loans issued under the New Brunswick Housing Act may offer concessionary interest rates, and are repayable over a period not to exceed twenty-five years.

28	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

Other Investments

Other investments are recorded at cost, which approximates market value. Where there has been a loss in the value of an investment that is other than a temporary decline, the investment is written down to recognize this loss.

The Atlantic Lottery Corporation is accounted for by the New Brunswick Lotteries and Gaming Corporation (NBLGC) using the modified equity method. NBLGC is consolidated in the Province’s financial statements using the consolidation method.

Sinking Funds

The General Sinking Fund is maintained by the Minister of Finance under the authority of section 12 of the Provincial Loans Act (“Act”). This Act provides that the Minister shall maintain one or more sinking funds for the payment of funded debt either at maturity or upon redemption in advance of maturity. Typically, redemptions are only made after the related Provincial purpose portion of the debt has been outstanding a minimum of twenty years.

Sinking fund installments are paid into the General Sinking Fund on or before the anniversary date of each issue of funded debt, at the prescribed rate of a minimum of 1% of the outstanding principal.

Sinking fund investments in bonds and debentures are reported at par value less unamortized discounts less premiums and the unamortized balance of unrealized foreign exchange gains or losses. Short-term deposits are reported at cost. The Province’s sinking fund may be invested in eligible securities as defined in the Act.

New Brunswick Power Corporation (NB Power) is contractually obligated to pay to the Province the amount of the sinking fund installment required each year in respect of the debentures issued by the Province on behalf of the New Brunswick Power Corporation.

The following table shows the components of the Sinking Fund:

	(millions)
	Consolidated Fund	NB Power	Total

Fund Equity, beginning of year	$4,201.3	$463.7	$4,665.0
Sinking Fund Earnings	192.8	29.3	222.1
Installments	157.3	46.1	203.4
Paid for Debt Retirement	(338.7)	(36.1)	(374.8)

Fund Equity, end of year	$4,212.7	$503.0	$4,715.7

Liabilities

Allowances

Allowances have been established for loans and accounts receivable, loan guarantees and other possible losses. These allowances are disclosed in the schedules to the consolidated financial statements.

Obligations resulting from guaranteed loans are recorded as liabilities when management determines that a loss is probable with changes in this allowance recorded annually.

Each outstanding loan guarantee under the Opportunities New Brunswick Act is reviewed on a quarterly basis. An allowance for loss on loan guarantees is established when management determines that a loss is probable.

2017	PROVINCE OF NEW BRUNSWICK	29

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

A loss is considered probable when one or more of the following factors is present:

•	a decline in the financial position of the borrower;
•	economic conditions in which the borrower operates indicate the borrower’s inability to repay the loan;
•	collection experience for the loan.

Losses on guaranteed loans under the Agriculture Development Act and Livestock Incentives Act for classes that have similar standards are calculated using an average rate based on past experience and trends.

Amounts due to the Province but deemed uncollectible are written off from the accounts of the Province once the write-off has been approved by either Treasury Board or the Secretary to Treasury Board depending on the dollar value involved.

Retirement benefits

Retirement benefits include various retirement benefit plans and other employee future benefit plans where the province has an obligation to provide benefits to employees. Liabilities for the Provincial Court Act and Provincial Court Judges’ Pension Act, Members’ Superannuation Act and Members’ Pension Act, Pension Plan for Management Employees of New Brunswick School Districts, Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts, Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts, Pension Plan for Management Employees’ of New Brunswick Nursing Homes, Pension Plan for General and Service Employees’ of New Brunswick Nursing Homes, Pension Plan for Nursing and Paramedical Employees’ of New Brunswick Nursing Homes, Supplementary Retirement Plan, and the Retirement Allowance program are calculated using the projected benefit method prorated on service, using various assumptions based on management’s best estimate. Pension fund assets are valued at marked-related values. The cost of benefits earned is attributed to the period that the employee provides service. Changes in the liability resulting from experience gains or losses and changes in actuarial assumptions are amortized over the expected average remaining service life of the related plan. Gains and losses arising from plan amendments are recognized in the period of the plan amendment.

The New Brunswick Public Service Pension Plan, the New Brunswick Teachers’ Pension Plan, the Shared Risk Plan for CUPE Employees of New Brunswick Hospitals, and the Shared Risk Plan for Certain Bargaining Employees of New Brunswick Hospitals are Target Benefit Pension Plans. The liabilities for these plans are calculated using the projected benefit method prorated on service, using various assumptions based on management’s best estimate. Pension fund assets are valued at marked-related values. The cost of benefits earned is attributed to the period that the employee provides service. Changes in the liability resulting from experience gains or losses and changes in actuarial assumptions are amortized over the expected average remaining service life of the related plan. Gains and losses arising from plan amendments are recognized in the period of the plan amendment. These plans are governed by an Agreement and Declaration of Trust which restricts access to the plan assets. On this basis, the Province records the value of the plan net assets as nil when these plans are in a net asset position. When these plans are in a net obligation position, the Province records a liability for its portion of the obligation.

The Province also contributes to the Pension Plan for Part-Time and Seasonal Employees. For this plan, the Board of Trustees has the obligation to provide benefits to its members. As such, no liability is recorded by the Province. The cost recorded by the Province for this plan equals the amount of the Province’s required contribution for the period.

Sick Leave

The cost of accumulating, non-vesting sick leave benefits for government departments, school districts and other agencies are determined by an actuarial valuation, using management’s best estimate of salary escalation, accumulated sick days at retirement, long term inflation rates and discount rates. The sick leave liability for nursing homes has been estimated using summarized data of nursing home employees, and experience of employees in the Province’s health care sector.

30	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

Liability for Injured Workers

The Province provides workers’ compensation benefits on a self-insured basis. WorkSafe New Brunswick administers the claims on the Province’s behalf and charges a fee for this service. The liability for injured workers is determined using a number of methods to estimate future payments including: the annuity method, the loss development method, and the aggregate claims method. Future payments are then discounted to determine the present value. Annual claim payments are expensed by each department and are reported in the functional expense area related to the program in which the employee worked. The net change in the liability, excluding actual claims costs, is reported under central government.

Liabilities for Contaminated Sites

A liability for the remediation of contaminated sites is recognized when: an existing environmental standard has been exceeded, the Province has a legal or assumed responsibility, the Province expects remediation to occur and a reasonable estimate of the cost of remediation can be made. The liability for remediation is estimated based on information available at the financial statement date, and reflects costs directly attributable to remediation activities, less expected net recoveries. The carrying amount of the liability for remediation is reviewed at each financial reporting date, and any revisions to the amount previously recognized are accounted for in the period in which revisions are made.

Borrowing on Behalf of New Brunswick Power Corporation

The Province, as represented by the Consolidated Fund, has issued long term debt securities on behalf of the New Brunswick Power Corporation in exchange for debentures with like terms and conditions. This financing arrangement was used to obtain more favourable debt servicing costs.

The New Brunswick Power Corporation debentures received by the Province are reported in the Statement of Financial Position of these consolidated financial statements as a reduction of Funded Debt. The transactions involving these securities, including the debt servicing costs, are not part of the budget plan of the Province’s Consolidated Fund.

Non-Financial Assets

Tangible Capital Assets

Tangible capital assets are assets of the Province which have useful lives greater than one year. Certain dollar thresholds for capitalization have been established for practical purposes. Intangible assets and items inherited by right of the Crown, such a forest, water, and mineral resources, are not recognized in the consolidated financial statements.

Tangible capital asset policies of government entities which are consolidated in these consolidated financial statements are not adjusted to conform to Provincial policies in cases where the differences are not material. The areas in which tangible capital asset policies could differ include amortization rate, estimated useful life and capitalization threshold.

Capital Leases

Long term leases, under which the Province, as lessee, assumes substantially all the benefits and risks of ownership of leased property, are classified as capital leases although certain minimum dollar thresholds are in place for practical reasons. The present value of a capital lease is accounted for as a tangible capital asset and an obligation at the inception of the lease.

2017	PROVINCE OF NEW BRUNSWICK	31

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

Inventories of Supplies

Inventories of supplies for use are recorded at the lower of cost or net realizable value. Inventories of supplies are reported as a non-financial asset.

Revenues

Tax Revenue

Official estimates received from the federal government are used as the basis for determining corporate and personal tax revenue. Corporate and personal tax revenue amounts for the current year reflect prior year adjustments based on returns or more recent economic data.

Provincial real property tax is recognized based on the calculation of applying the relevant provincial and local service district tax rates to the assessed property value. Adjustments are made to current year revenue for future assessments and allowance for doubtful accounts.

Consumption taxes are recognized based on the self-assessed returns of tax payers and tax collectors (e.g. retailers and wholesalers). This revenue is subsequently adjusted for future tax assessments and allowance for doubtful accounts. Consumption tax revenue is also recognized from direct payments made by tax payers in completing certain types of transactions.

Government Transfers

Government transfers are recognized as revenue in the period during which the transfer is authorized and all eligibility criteria have been met, except when and to the extent that the transfer gives rise to an obligation that meets the definition of a liability. Transfers meeting the definition of a liability are recorded as deferred revenue and are recognized as revenue when transfer stipulations are met. Capital projects for which the stipulation of project completion had not been met as at 31 March 2017 have been recorded as deferred capital contributions in Schedule 9. Major transfers recognized during the period include fiscal equalization payments and other transfers disclosed in Schedule 19.

Expenses

Government Transfers

Grants, entitlements and other government transfers are recognized as expense in the period during which the event giving rise to the transfer has occurred, provided that the transfer has been authorized and all eligibility criteria have been met by the recipient. Major government transfers during the period include: grants to universities, grants to municipalities, funding provided through social and employment programs, and transfers via revenue sharing agreements.

Debt Charges

Interest and other debt service charges are reported in the Consolidated Statement of Operations as Service of the Public Debt except as described below:

As government business enterprises are included in the Provincial Reporting Entity through modified equity accounting, the cost of servicing their debt is not included in the Service of the Public Debt expense. The cost of servicing the debt of government business enterprises is an expense included in the calculation of their net profit or loss for the year.

Interest costs imputed on the Province’s Net Pension Liability are recorded as part of pension expense, which is included in various expense functions.

32	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

Interest on debt to finance the Student Loan Portfolio is recorded as part of the Education and Training expense function.

Interest on CMHC debentures and Nursing Home debt is recorded as part of the Social Development expense function.

Interest earned on the assets of the General Sinking Fund and on other provincial assets is reported as revenue.

Note 10 to these consolidated financial statements reports the components of the Service of the Public Debt Expense function and total debt charges.

Operating Leases

All leases under which the Province does not assume substantially all the benefits and risks of ownership related to the leased property are classified as operating leases. Each rental payment required by an operating lease is recorded as an expense when it is due.

Concessionary Loans

There are two situations in which the Province charges loan disbursements entirely as expenses. These are:

•	Loan agreements which commit the Province to provide future grants to the debtor to be used to repay the loan.

•	Loan agreements which include forgiveness provisions if the forgiveness is considered likely.

In both these situations, the loan is charged to expense when it is disbursed.

Loans that are significantly concessionary because they earn a low rate of return are originally recorded as assets at the net present value of the expected future cash flows. The net present value is calculated using the Province’s borrowing rate at the time the loan was issued. The difference between the nominal value of the loan and its net present value is recorded as an expense.

f) Foreign Currency Translation and Risk Management

The Province's assets, liabilities and contingent liabilities denominated in foreign currencies are translated to Canadian dollars at the year-end rates of exchange, except where such items have been hedged or are subject to interest rate and currency swap agreements. In such cases, the rates established by the hedge or the agreements are used in the translation. Exchange gains and losses are included in the Consolidated Statement of Operations except for the unrealized exchange gains and losses arising on the translation of long term items, which are deferred and amortized on a straight line basis over the remaining life of the related assets or liabilities. Revenue and expense items are translated at the rates of exchange in effect at the respective transaction dates.

The Province borrows funds in both domestic and foreign capital markets and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the Province may be exposed to foreign exchange risk. Foreign exchange or currency risk is the risk that the principal and interest payments on foreign debt will fluctuate in Canadian dollar terms due to fluctuations in foreign exchange rates.

In accordance with risk management policy guidelines, the Province uses various financial instruments and techniques to manage exposure to foreign currency risk. These financial instruments include currency forwards, cross-currency swaps and purchases of foreign denominated assets into the Province’s sinking fund.

2017	PROVINCE OF NEW BRUNSWICK	33

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

As at 31 March 2017, the full amount of the Province’s outstanding foreign denominated debt (900.0 million USD and 600.0 million CHF) has been hedged by entering into cross-currency swaps, which convert the interest and principal payable from the original currency to Canadian dollars. As the entire foreign denominated debt portfolio has been hedged, the Province has no foreign currency exposure.

g) Measurement Uncertainty

Measurement uncertainty exists when there is uncertainty in the determination of the amount at which an item is recorded in the financial statements. Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount. Many items are measured using management’s best estimate, based on assumptions that reflect the most probable set of economic conditions and planned courses of action at the time of financial statement preparation. Estimates are updated to reflect new information as it becomes available. Actual results could differ from these estimates.

Significant estimates used in these consolidated financial statements include:

-	Uncertainty relating to the determination of corporate income tax revenue arising from variances between the estimated and actual amount of New Brunswick’s allocation of national taxable income. A sensitivity analysis on the impact of a change in the allocation of national taxable income indicated that a +/- 0.1% change in New Brunswick’s allocation would impact the revenue by +/- $28.9 million. Uncertainty also exists in relation to the determination of corporate and personal tax revenue arising from possible revisions of tax revenue as a result of reassessments of prior tax periods or the timing of instalment payments. Due to their nature, the extent to which these items will impact the estimates cannot be reasonably determined.

-	Uncertainty in the determination of revenue from Canada Health Transfers and Canada Social Transfers arising from variances between the estimated and actual provincial share of national population figures. A sensitivity analysis on the impact of a change in the estimated population figures indicated that a +/- 1% change in New Brunswick’s estimated population figures would impact the revenue for the Canada Health Transfer and Canada Social Transfer by +/- $31.3 million and $2.7 million, respectively.

-	Uncertainty related to the determination of the obligation or expense for pensions and other employee future benefits arising because actual results may differ from the Province’s assumptions used to estimate the amount of benefits that employees will receive and the investment return on plan assets. Due to the numerous factors that could impact the assumptions used, the extent to which their variability will impact the estimate cannot be reasonably determined.

-	Uncertainty in the estimation of the liability for injured workers arising because actual results may differ from the Province’s assumptions used to estimate the liability. A sensitivity analysis on exposure to changes in key variables used to estimate the liability indicated that a 1% decrease in the discount rate would increase the liability by $23.9 million, and a 1% increase in the rate of inflation would increase the liability by $20.0 million.

-	Uncertainty relating to the allocation of payments for public private partnership road contracts arising because amortization of the capital improvement work commences in the year the rehabilitation work is expected to be performed, which may not reflect when the work is actually completed by the contractors. This may impact the timing of amortization expense and the classification of payments as a prepaid expense, accrued expenditure, or tangible capital asset. Due to the unpredictability of future events, the extent of the measurement uncertainty cannot be reasonably estimated.

34	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

-	Uncertainty relating to the determination of the amount of accruals for the remediation of contaminated sites, amounts recorded as contingent liabilities, valuation allowances for loans, investments and accounts receivable, and the estimated useful lives of tangible capital assets arising because these amounts are based on probable outcomes and the use of estimates. Due to the unpredictability of future events, the extent of the measurement uncertainty cannot be reasonably estimated.

-	Uncertainty relating to the consolidation of not-for-profit nursing homes operating in the Province arising because audited financial statements were not available for all nursing homes at the time of consolidation, because some nursing homes use accounting frameworks and accounting policies that differ from those of the Province, and because the estimates for sick leave and retirement allowance for have been calculated using summarized data of nursing home employees and the estimate for sick leave has been calculated using experience of employees in the Province’s health care sector. The extent of these differences is not expected to be material.

-	Uncertainty in determining the amount of revenue, expense, assets and liabilities associated with property tax arising because at the financial statement date, a significant number of property tax assessment values had been appealed. The extent to which the completion of the appeal process will impact the financial statements cannot be reasonably determined.

NOTE 2 BUDGET

The budget figures included in these consolidated financial statements are the amounts published in the Main Estimates, adjusted for transfers from the Supplementary Funding Provision Program. The Supplementary Funding Provision Program is an appropriation which provides funding to other programs for costs associated with contract settlements and other requirements not budgeted in a specific program.

Budget figures for the year ending 31 March 2017 reflect the acquisition of tangible capital assets and amortization expense. These amounts are disclosed in the Main Estimates as a separate schedule.

Public sector accounting standards require that the budgeted results be presented for the same scope of activities, and on a basis consistent with that used for actual results. Accordingly, the budget figures presented in the consolidated financial statements have been adjusted for the impact of consolidating the Province’s not - for-profit nursing homes, which was not included in the Main Estimates budget figures, and to remove the contingency reserve, which was not utilized during the year. The table below provides a reconciliation of the Main Estimates budget figures to the adjusted budget figures presented in the consolidated financial statements.

2017	PROVINCE OF NEW BRUNSWICK	35

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	2017 Budget	Adjustments	2017 Adjusted Budget
CONSOLIDATED STATEMENT OF OPERATIONS
Revenue
Taxes	$4,307.2	$(5.4)	$4,301.8
Licenses and Permits	154.0	---	154.0
Royalties	70.4	---	70.4
Income from Government Business Enterprises	267.0	---	267.0
Other Provincial Revenue	670.6	73.3	743.9
Sinking Fund Earnings	190.2	---	190.2
Fiscal Equalization Payments	1,708.4	---	1,708.4
Unconditional Grants	1,034.8	---	1,034.8
Conditional Grants	316.2	---	316.2
	8,718.8	67.9	8,786.7
Expense
Education and Training	1,895.8	---	1,895.8
Health	2,911.2	---	2,911.2
Social Development	1,177.6	67.0	1,244.6
Protection Services	272.3	---	272.3
Economic Development	310.1	---	310.1
Labour and Employment	136.4	---	136.4
Resources	193.1	---	193.1
Transportation and Infrastructure	636.8	---	636.8
Central Government	732.5	---	732.5
Service of the Public Debt	700.0	---	700.0
	8,965.8	67.0	9,032.8

Contingency reserve	100.0	(100.0)	---

Annual deficit	$(347.0)	$100.9	$(246.1)

36	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

				2017
	2017			Adjusted
	Budget	Adjustments		Budget
CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT
Net debt - Beginning of year	$(13,659.6)	$	---	$(13,659.6)
Annual deficit	(347.0)		100.9	(246.1)
Other Comprehensive Gain (Loss)	---		---	---
Acquisition of Tangible Capital Assets	(556.7)		(25.0)	(581.7)
Amortization of Tangible Capital Assets	435.2		15.9	451.1
Loss on Disposal or Impairment of Tangible Capital Assets	---		---	---
Net Change in Inventories of Supplies	---		---	---
Net Change in Prepaid and Deferred Charges	---		---	---
Net debt - End of year	$(14,128.1)		$91.8	$(14,036.3)

CONSOLIDATED STATEMENT OF CHANGE IN ACCUMULATED DEFICIT
Accumulated deficit - Beginning of year	$(4,702.1)	$	---	$(4,702.1)
Annual deficit	(347.0)		100.9	(246.1)
Other Comprehensive Gain (Loss)	---		---	---
Accumulated deficit - End of year	$(5,049.1)		$100.9	$(4,948.2)

NOTE 3 SPECIAL PURPOSE ACCOUNTS

Special Purpose Account revenue earned but not spent accumulates as a surplus in that account and may be spent in future years for the purposes specified. At 31 March 2017, the accumulated surplus in all Special Purpose Accounts totaled $116.0 million ($115.9 million 2016). This total is a component of net debt and accumulated deficit.

Descriptions of Major Special Purpose Accounts

CMHC

CMHC funding is used to provide funding for the operation of the programs that fall under the administration of the Social Housing Agreement. Fund revenues include interest earned on the fund, interest earned from second mortgages, and the cumulative excess of funding for social housing not spent to date. Expenditures from the fund are for approved CMHC program funding, any annual excess of which may be carried over for future program expenditures until the agreement expiration date in 2034. The accumulated surplus in CMHC funding at 31 March 2017 was $23.9 million ($25.7 million 2016).

Environmental Trust Fund

The Environmental Trust Fund provides financial assistance for eligible projects that are within the following categories: protection, restoration, sustainable development, conservation, education and beautification. Actual costs are reimbursed by the Environmental Trust Fund for eligible activities. The accumulated surplus as at 31 March 2017 was $25.3 million ($23.3 million 2016).

2017	PROVINCE OF NEW BRUNSWICK	37

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

School District Self-Sustaining Accounts

Self-Sustaining Accounts record school district revenue and expenses for non-educational services such as the rental of school facilities, cafeteria operations and foreign student tuition fees. These special purpo se accounts also record partnership activities with third parties to provide resources, services or grants to students. The accumulated surplus in school district self-sustaining accounts at 31 March 2017 was $41.3 million ($38.0 million 2016).

The following table summarizes the change in the accumulated Special Purpose Account surplus:

	2016	(millions) 2017
	Accumulated Surplus	Revenue		Expense		Accumulated Surplus

Archives Trust Account	$0.1	$	---	$	---	$0.1
Arts Development Trust Fund	---		0.7		0.7	---
Child Centered Family Justice Fund	---		0.4		0.4	---
CMHC	25.7		4.2		6.0	23.9
Environmental Trust Fund	23.3		10.3		8.3	25.3
Fish Stocking Fund	1.0		0.4		0.2	1.2
Fred Magee Account	0.4		---		---	0.4
GO NB!	0.2		0.3		0.3	0.2
Grand Lake Meadows	0.1		---		0.1	---
Historic Places	0.1		---		0.1	---
Health Services Liability Protection Plan	---		5.5		5.5	---
International Projects	---		0.4		0.4	---
Land Management Account	9.1		1.4		2.7	7.8
Library Account	0.3		0.4		0.4	0.3
Medical Research Assistance Account	1.1		---		0.4	0.7
Municipal Police Assistance	3.5		1.2		1.3	3.4
National Safety Code Agreement	---		0.2		0.2	---
NB 911 Service Fund	6.1		5.2		7.6	3.7
NB Community College Scholarship Account	0.3		---		0.3	---
Provincial Parks	0.4		0.1		0.3	0.2
Provincial Proceeds of Crime	0.6		0.2		---	0.8
Public/Private Partnership Projects	0.2		---		---	0.2
Renovation of Old Government House	0.2		0.1		---	0.3
School District Scholarship and Trusts	---		0.3		0.2	0.1
School District Self-Sustaining Accounts	38.0		46.2		42.9	41.3
Sport Development Trust Fund	---		0.5		0.5	---
Strait Crossing Finance Inc.	---		0.1		0.1	---
Suspended Driver - Alcohol Re-Education	0.2		0.2		0.1	0.3
Trail Management Trust Fund	1.8		1.6		2.1	1.3
Training Recoverable Projects	3.0		1.9		1.8	3.1
Victim Services Account*	(1.2)		4.0		2.8	---
Wildlife Trust Fund	1.4		1.3		1.3	1.4
	$115.9		$87.1		$87.0	$116.0

*The 2016 accumulated surplus of the Victim Services Account has been adjusted to reflect an over allocation of revenue to the fund made in prior years. The impact of the over allocation has been corrected in the current year.

38	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

NOTE 4 SHORT TERM BORROWING

Short term borrowing is recorded at cost, which approximates market value. Short term borrowing consists of $1,648.3 million ($1,648.2 million 2016) in treasury bills with interest rates ranging from 0.60% - 0.70%, maturing between 11 April and 5 December 2017 and $31.5 million ($31.9 million 2016) of bank indebtedness with interest rates ranging from 2.60% - 6.20%.

NOTE 5 OBLIGATIONS UNDER CAPITAL LEASES

The total future principal and interest payments for capital leases amount to $1,138.8 million ($1,210.8 million 2016). That amount includes $711.2 million ($733.9 million 2016) in principal and $427.6 million ($476.9 million 2016) in interest.

Minimum annual principal and interest payments in each of the next five years are as follows:

Fiscal Year	(millions)
2017-2018	$94.5
2018-2019	$94.2
2019-2020	$93.4
2020-2021	$92.7
2021-2022	$92.5

NOTE 6 GOVERNMENT BUSINESS ENTERPRISES

A Government Business Enterprise is an organization accountable to the Legislative Assembly that has the power to contract in its own name, has the financial and operating authority to carry on a business, sells goods and services to customers outside the Provincial Reporting Entity as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources outside the Provincial Reporting Entity.

The following is a list of Government Business Enterprises, and their fiscal year ends, which are included in the Provincial Reporting Entity as listed in Schedule 30 to these consolidated financial statements.

New Brunswick Liquor Corporation (Liquor)	26-03-17
New Brunswick Municipal Finance Corporation (Municipal Finance)	31-12-16
New Brunswick Power Corporation (Power)	31-03-17

2017	PROVINCE OF NEW BRUNSWICK	39

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

The following table presents condensed financial information for these Government Business Enterprises.

	(millions)
	Liquor		Municipal Finance		Power	Total
Assets
Cash and Equivalents		$3.2		$0.8	$1.0	$5.0
Receivables		13.8		3.0	255.0	271.8
Prepaids		0.9		---	13.0	13.9
Inventories		33.9		---	168.0	201.9
Derivati\e Assets		---		---	11.0	11.0
Fixed Assets		11.4		---	4,280.0	4,291.4
Long Term Assets		---		---	691.0	691.0
Regulatory Assets		---		---	1,009.0	1,009.0
Long Term Notes Receivable		---		862.7	---	862.7
Sinking Fund Receivable		---		---	503.0	503.0
Intangible Assets		5.1		---	37.0	42.1
Total Assets		$68.3		$866.5	$6,968.0	$7,902.8

Liabilities
Payables	$	---		$3.0	$297.0	$300.0
Currrent Liabilities		21.6		---	1,411.0	1,432.6
Deferred Liabilities		---		---	933.0	933.0
Other Long Term Liabilities		4.1		---	---	4.1
Long Term Debt		---		862.7	4,007.0	4,869.7
Total Liabilities		25.7		865.7	6,648.0	7,539.4

Equity
Retained Earnings		42.6		0.8	447.0	490.4
Accumulated Other Comprehensive Income		---		---	(127.0)	(127.0)
Total Equity		42.6		0.8	320.0	363.4
Total Liabilities and Equity		$68.3		$866.5	$6,968.0	$7,902.8

Net Income
Revenue		$418.6		$31.3	$1,696.0	$2,145.9
Expenses		(250.2)		(0.3)	(1,461.0)	(1,711.5)
Interest and Related Expense		---		(31.1)	(208.0)	(239.1)
Net Income		$168.4		$(0.1)	$27.0	$195.3

Accumulated other ComRrehensive Loss
Accumulated Other Comprehensive Loss, Beginning of Year	$	---	$	---	$(213.0)	$(213.0)
Other Comprehensive Income, For the Year		---		---	86.0	86.0
Accumulated Other Comprehensive Loss, End of Year	$	---	$	---	$(127.0)	$(127.0)

40	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

The financial information of Government Business Enterprises is prepared according to the accounting standards applicable to each reporting entity, using accounting policies that are appropriate for the industry segment in which they operate. These accounting policies may not be consistent with accounting policies used by other organizations under the Provincial Reporting Entity.

New Brunswick Liquor Corporation

The New Brunswick Liquor Corporation was established under the New Brunswick Liquor Corporation Act. Its business activity is the purchase, distribution and sale of alcoholic beverages throughout the Province of New Brunswick. The Corporation’s financial statements are prepared in accordance with International Financial Reporting Standards.

Subsequent to the New Brunswick Liquor Corporation’s 26 March 2017 year end, payments were made to the Province in the amount of $6.1 million. This has been reflected in the consolidated financial statements of the Province.

New Brunswick Municipal Finance Corporation

The Municipal Finance Corporation was established under the New Brunswick Municipal Finance Corporation Act. Its purpose is to provide financing for municipalities and municipal enterprises through a central borrowing authority. The Province is guarantor of all debt issued by the Corporation. The Corporation’s finan cial statements are prepared in accordance with International Financial Reporting Standards.

New Brunswick Power Corporation

The New Brunswick Power Corporation was established as a Crown Corporation of the Province of New Brunswick in 1920 by enactment of the New Brunswick Electric Power Act. In 2004, the New Brunswick Power Corporation continued as the New Brunswick Power Holding Corporation with new subsidiary operating companies (collectively the NB Power Group of Companies). On 1 October 2013, by enactment of the New Brunswick Electricity Act, the New Brunswick Power Group of Companies became a single, integrated Crown Corporation. The Corporation’s financial statements were prepared in accordance with International Financial Reporting Standards.

Prior to the above noted amalgamation on 1 October 2013, the financial results of the New Brunswick Power Group of Companies were recorded in the New Brunswick Electric Finance Corporation (NBEFC) using the modified equity method, with any unrealized intercompany gains or losses being eliminated upon consolidation. NBEFC’s financial results were then consolidated with those of the Province, also using the modified equity method.

Over the period 2009 – 2013, NBEFC’s net income was reduced by $153.1 million of unrealized intercompany gains related to expenses deferred under the rate regulatory accounting practice used by the New Brunswick Power Group of Companies. Due to the subsequent amalgamation of the New Brunswick Power Group of Companies and NBEFC, the Province is recognizing the total amount of $153.1 million in net income over the 27 year estimated useful life of Point Lepreau. For the fiscal year ended 31 March 2017, $5.7 million was amortized into the Province’s income. On the consolidated statement of financial position, the Province’s investment in the New Brunswick Power Corporation has been reduced by the remaining amount of the regulatory deferral ($128.4 million).

The amount of $4,007.0 million shown as long-term debt of the New Brunswick Power Corporation has been borrowed by the Province.

2017	PROVINCE OF NEW BRUNSWICK	41

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

The New Brunswick Power Corporation’s current liabilities include $420.0 million for the current portion of long term debt. The Corporation’s long-term debt principal repayment schedule is as follows:

Year Ending	(millions) Principal Repayment
March 31, 2019	410.0
March 31, 2020	450.0
March 31, 2021	364.0
March 31, 2022	400.0
March 31, 2023 and thereafter	2,378.0
Unamortized premiums	5.0
Total Long-term portion	$4,007.0

NOTE 7 TANGIBLE CAPITAL ASSETS

Tangible capital assets include acquired, built, developed and improved tangible assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Certain assets which have historical or cultural value, including works of art, historical documents and historical and cultural artifacts are not recognized as tangible capital assets. Land used as a site for a historical collection has been valued at $1. Intangibles and items inherited by right of the Crown, such as inherited Crown lands, forests and mineral resources, are not recognized in the consolidated financial statements because the costs, benefits and economic value of such items cannot be reasonably and verifiably quantified. Assets under construction are not amortized until the asset is available to be put into service.

Calculation of opening balances include, where available, acquisition totals reported in Public Accounts from 1973 to 2004. Surfacing costs have been segregated starting in 2005. Prior to 2005, these costs were included in roads, highways and bridges.

Tangible capital assets are amortized on a straight-line basis over their estimated useful lives as noted in the table that follows. One-half of the annual amortization is charged in the year of acquisition and in the year of disposal.

Included in the closing costs of the various asset classes as of 31 March 2017 are costs for assets under construction, which are not amortized. These costs are: buildings and land improvements ($141.4 million); roads, bridges, and highways ($86.4 million); ferries ($4.2 million), water management systems ($14.3 million), computer hardware ($0.1 million) and computer software ($28.8 million). Also included in the closing costs are capital lease amounts as follows: buildings and land improvements – cost $270.9 million, accumulated amortization of $42.7 million; roads, bridges and highways – cost $843.0 million, accumulated amortization $261.3 million; and vehicles and equipment - cost $28.4 million, accumulated amortization $7.7 million. Contributed roads totaling $4.3 million were acquired during the year and have been included in the closing cost of roads, bridges, and highways as of 31 March 2017.

42	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions) 2017									2016
					Vehicles
		Buildings			and	Roads,	Dams and	Computer
		and	Machinery		Mobile	Bridges	Water	Hardware
		Land	and		Heavy	and	Management	and
	Land	lmprovements	Equipment	Ferries	Equipment	Highways	Systems	Software	Total	Total

Estimated Useful Life (Years)	Indefinite	20-40	5-15	40-50	5-20	20-50	20-50	5-15

Cost
Opening Costs	$370.8	$4,617.9	$758.3	$123.0	$245.5	$8,693.0	$40.7	$178.2	$15,027.4	$14,495.9
Additions	3.3	189.6	52.1	3.6	18.5	312.9	8.8	22.8	611.6	586.1
Disposals	(1.1)	(8.8)	(19.0)	---	(16.8)	---	(0.3)	(2.5)	(48.5)	(51.7)
Adjustments	0.6	(0.6)	---	---	---	---	---	---	---	(2.7)
Impairments	---	---	---	---	---	---	---	---	---	(0.2)
Closing Costs	373.6	4,798.1	7914	126.6	247.2	9,005.9	49.2	198.5	15,590.5	15,0274

Accumulated Amortization
Opening Accumulated Amortization	---	1,985.6	5734	19.7	155.3	3,449.3	6.5	99.1	6,288.9	5,910.2
Amortization	---	131.8	35.7	3.0	18.3	253.5	1.1	19.3	462.7	426.8
Disposals	---	(5.3)	(18.7)	---	(14.5)	---	---	(2.2)	(40.7)	(47.3)
Adjustments	---	---	---	---	---	---	---	---	---	(0.8)
Closing Accumulated Amortization	---	2,112.1	5904	22.7	159.1	3,702.8	7.6	116.2	6,710.9	6,288.9

Net Book Value	$373.6	$2,686.0	$201.0	$103.9	$88.1	$5,303.1	$41.6	$82.3	$8,879.6	$8,738.5

2017	PROVINCE OF NEW BRUNSWICK	43

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

NOTE 8 BORROWING AUTHORITY

a) Balance of Borrowing Authority under the Provincial Loans Act

The balance of borrowing authority granted under the Provincial Loans Act is as follows:

	(millions)
	Balance 2016	Authority Granted During the Year		Borrowing During the Year		Balance 2017

Loan Act 2012	$25.3	$	---	$	---	$25.3
Loan Act 2015	706.4		---		706.4	---
Loan Act 2016	---		775.0		464.8	310.2
	$731.7		$775.0		$1,171.2	$335.5

Under the authority of section 2 of the Provincial Loans Act, the maximum temporary indebtedness of the Province is $3,000.0 million. At 31 March 2017, the short term borrowing of the Province was $1,648.3 million ($1,648.2 million 2016).

Under the authority of subsection 3(1) of the Provincial Loans Act, the Province may borrow sums required for the repayment, refinancing or renewal of securities issued or for the payment of any loan or liability, repayment of which is guaranteed by the Province. This authority is in addition to the authorities listed above.

b) Borrowing by the Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation has authority under the New Brunswick Municipal Finance Corporation Act to provide financing for municipalities and municipal enterprises. The Province guarantees the debt of the corporation. As at 31 December 2016, long term debt owed by the corporation was $862.7 million ($866.8 million 2015).

44	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

NOTE 9 FUNDED DEBT

The following is a maturity schedule for the total amount of the Province's Funded Debt.

		(millions)
FiscaI Year of Maturity	Interest Rate(%) Range	Currency Amount		Total Funded Debt	NB Power	Funded Debt for Provincial Purposes

2017-2018	0.0-6.8	CAD	1,549.8	$1,549.8	$(4200)	$1,129.8

2018-2019	2.8	USD	750.0	734.0	(1300)	604.0
	0.0-22	CAD	406.9	406.9	(2800)	126.9
				1,140.9	(4100)	730.9

2019-2020	0.0-6.8	CAD	964.0	964.0	(4500)	514.0
	Floating	CAD	350.0	350.0		350.0
				1,314.0	(4500)	864.0

2020-2021	9.8	USD	200.0	248.6	(1996)	49.0
	0.0-6.8	CAD	1,418.1	1,418.1	(1650)	1,253.1
				1,666.7	(3646)	1,302.1

2021-2022	8.8	USD	200.0	230.9	(1331)	97.8
& beyond	0.2-0.3	CHF	6000	809.1		809.1
	1.6-6.7	CAD	13,749.4	13,749.4	(2,6450)	11,104.4
				14,789.4	(2,7781)	12,011.3

Total Funded Debt				20,460.8	(4,422.7)	16,038.1

Add: CMHC Debentures (Interest rate: 0.9% - 11.0%; Maturity date 2017- 2030)				79.8	---	79.8

Add: Nursing Home Mortgages (Interest rate:1.0% -10.0%; Maturity date 2017- 2037)				451.7	---	451.7

Less: Debt Issued to the New Brunswick Immigrant Investor Fund (2009) Ltd.				101.0	---	101.0

Funded Debt Before Sinking Fund				20,891.3	(4,422.7)	16,468.6

Less: Sinking Fund Equity				4,715.7	(5030)	4,212.7

Funded Debt Net of Sinking Fund Equity				$16,175.6	$(3,919.7)	$12,255.9

2017	PROVINCE OF NEW BRUNSWICK	45

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

Pursuant to section 12 of the Provincial Loans Act, the Minister of Finance maintains a General Sinking Fund for the repayment of funded debt either at maturity or upon redemption in advance of maturity. At 31 March 2017, the equity of the General Sinking Fund accumulated for the repayment of Provincial Debt was $4,212.7 million ($4,201.3 million 2016). The market value of General Sinking Fund is $4,784.8 million ($4,880.9 million 2016). Some of the assets of this Fund are bonds and debentures issued or guaranteed by the Province of New Brunswick. The provincial net book value of these investments at 31 March 2017 was $1,645.2 million ($1,642.3 million 2016).

Because government business enterprises are included in the reporting entity through modified equity accounting, long term debt issued directly by those enterprises is not included in the amount of Funded Debt Outstanding. Note 6 to these consolidated financial statements discloses the long term debt obligations of government business enterprises.

The following amounts, which are payable swap agreements, have been included in the preceding funded debt maturity schedule. They have been reflected in that schedule in the currency payable per each financial swap agreement.

	(millions)
Fiscal Year of Maturity	Amount Payable in Original Currency		Amount Payable Per Financial Swap Agreement		Canadian Dollar Equivalent
2018-2019	USD	50.0	CAD	734.0	$734.0
2020-2021	USD	50.0	CAD	48.9	48.9
2022-2023	USD	100.0	CAD	97.8	97.8
2028-2029	CHF	200.0	CAD	261.1	261.1
2031-2032	CHF	400.0	CAD	548.0	548.0
					$1,689.8

The swap agreements are interest rate and currency swap agreements.

The CMHC Debenture principal repayment schedule is as follows:

Fiscal Year	(millions) Principal Repayment
2017-2018	$8.9
2018-2019	$9.2
2019-2020	$9.4
2020-2021	$9.2
2021-2022 and thereafter	$43.1

46	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

Nursing Home Mortgages

Fiscal Year	(millions) Principal Repayment
2017-2018	$44.2
2018-2019	$26.6
2019-2020	$38.3
2020-2021	$26.0
2021-2022 and thereafter	$316.6

The following estimated payments are required in each of the next five years to meet the sinking fund provisions of existing debt:

	(millions)
Fiscal Year	Total Installments on Debt	NB Power	Installments on Provincial Purpose Debt
2017-2018	$207.1	$(44.2)	$162.9
2018-2019	$178.2	$(36.8)	$141.4
2019-2020	$176.5	$(35.7)	$140.8
2020-2021	$163.0	$(31.1)	$131.9
2021-2022	$145.0	$(27.6)	$117.4

2017	PROVINCE OF NEW BRUNSWICK	47

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

NOTE 10 DEBT CHARGES

The total cost of interest, exchange, amortization and related expenses is $543.5 million ($511.4 million 2016), which consists of:

	(millions)
	2017	2016

Interest on Funded Debt	$822.8	$831.2
Interest on Short-Term Borrowing	9.1	8.3
Short-term Investment Income	(18.4)	(16.6)
Interest on Fredericton – Moncton Highway Capital Lease	38.7	41.0
Interest on Other Capital Leases	10.2	10.2
Foreign Exchange Expense	(5.8)	(5.8)
Amortization of Discounts and Premiums	7.2	7.1
Other Expenses	0.8	0.9
	864.6	876.3

Interest Recovery for Debt Incurred for the New Brunswick Power Corporation	(191.3)	(198.2)
Service of the Public Debt	673.3	678.1
Sinking Fund Earnings	(192.8)	(194.1)
	480.5	484.0
Pension Interest	38.2	5.4
Interest on Debt to Finance Student Loan Portfolio	5.0	4.7
Interest on CMHC Debentures	2.3	2.8
Interest on Nursing Home Debt	17.5	14.5
	$543.5	$511.4

48	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

NOTE 11 RETIREMENT BENEFITS

a) Description

Employees of the Province and certain other entities, as well as members of the Legislative Assembly, are entitled to receive retirement benefits under a number of plans. The following is a summary of the funding and member benefits. Complete plan descriptions are contained in the specific plan documentation.

Defined Benefit Pension Plans

Eligible non-teaching employees of school districts participate in the Pension Plan for Management Employees of New Brunswick School Districts (Sch-Mgt), the Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts (GLTS), or the Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts (CUPE 2745). Each plan provides a basic pension benefit based on years of service and salary, along with capped annual inflation protection. Employees contribute up to 6.5% of earnings to the CUPE 2745 plan and up to 7.0% of earnings to the GLTS plan. There are no current contributors to the Sch-Mgt plan as it has been curtailed. The Province contributes an amount as determined by the actuary in order to fund the benefits. Pension trust funds, distinct from the Consolidated Fund, exist for each plan. The GLTS and CUPE 2745 trust funds invest in fixed income securities and equities. The Sch-Mgt trust fund invests in various fixed income, equity, inflation linked, and alternative investment pooled funds.

Provincial Court Judges receive pension benefits under the Provincial Court Act and the Provincial Court Judges’ Pension Act (Judge). The basic pension benefit is based on years of service and salary, along with capped annual inflation protection. Judges contribute 8.0% of earnings, and the Province contributes an amount as determined by the actuary to fund the benefits. A pension trust fund, distinct from the Consolidated Fund, exists to fund a portion of the benefits. The remaining portion of the benefits payable to the Judges is paid from the Consolidated Fund. The trust fund invests in various fixed income, equity, inflation linked, and alternative investment pooled funds.

Members of the Legislative Assembly previously earned pension benefits under the Members’ Superannuation Act and Members’ Pension Act (Member). These plans have been curtailed. The Plans provide a pension benefit based on salary and number of years of service as a Minister, and average indemnity and number of sessions served as an MLA plus additional supplementary allowances. There is no segregated pension trust fund for these plans. The Province pays benefits as they become due out of the Consolidated Fund.

Certain pension benefits relating to early retirement initiatives, enhanced provisions for Deputy Ministers and Ministers, and benefits on salary in excess of the maximum salary covered under the New Brunswick Public Service Pension Plan are provided for under the Supplementary Retirement Plan (SERP). The excess employer and employee contributions relating to the New Brunswick Public Service Pension Plan are deposited into a Retirement Compensation Arrangement, which was established in 2015 to receive contributions and pay benefits. As at 31 March, $16.9 million has been deposited into the account. Benefit payments are currently being paid out of the Consolidated Fund.

Certain eligible employees of nursing homes participate in either the Pension Plan for Management Employees’ of New Brunswick Nursing Homes (NH-Mgt) or the Pension Plan for Nursing and Paramedical Employees’ of New Brunswick Nursing Homes (NH-N&P). The Plans provide a pension benefit based on years of service and salary, along with capped annual inflation protection. Employees contribute 5.8% of earnings up to YMPE and 7.5% of earnings in excess of YMPE to the NH-Mgt plan, and 5.3% of earning up to YMPE and 7.0% of earnings in excess of YMPE to the NH-N&P plan. The nursing homes contribute an amount required, as determined by the actuary, to fund the benefits. Pension trust funds, distinct from the Consolidated Fund, exist for each plan. The trust funds invest in fixed income securities, equities, and alternative investments.

2017	PROVINCE OF NEW BRUNSWICK	49

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

Certain eligible employees of nursing homes participate in the Pension Plan for General and Service Employees’ of New Brunswick Nursing Homes (NH-G&S). A future annual pension benefit accrues to employees as they provide service based on a percentage of salary, and is subject to capped inflation protection from the time it is earned. Employees contribute 6.5% of earnings up to YMPE and 9.03% of earnings in excess of YMPE toward current service, and the nursing homes are required to match this contribution. If special payments are required, regulations specify that they are to be shared equally by employees and employers, and that the amount cannot exceed 25% of the current service cost contribution. Additional amortization payments related to an unfunded liability that existed at 30 June 2008 are currently being paid by the employer. A pension trust fund, distinct from the Consolidated Fund, exists for the plan. The trust fund invests in fixed income securities, equities, and alternative investments.

Defined Contribution Pension Plans

Eligible part-time, seasonal and contract employees of the Province may participate in the Pension Plan for Part- Time and Seasonal Employees (Part-time). Employees may contribute 2.0%, 3.25%, or 4.5% of earnings. The Province matches the employee contribution, and has no further benefit obligation. The contributions, along with earnings, are attributed to separate member accounts which are used to fund the future retirement benefit.

Target Benefit Pension Plans

The Shared Risk Plan for CUPE Employees of New Brunswick Hospital (H-CUPE), Shared Risk Plan for Certain Bargaining Employees of New Brunswick Hospitals (H-CBE), New Brunswick Public Service Pension Plan (NBPSPP), and the New Brunswick Teachers’ Pension Plan (NBTPP) are target benefit pension plans providing pension benefits to employees of the Province and certain other entities.

Each plan is governed by a Board of Trustees to which the Province has appointed one-half of the members. Once appointed, the Province does not have the right to remove a trustee. The boards are fully responsible for the management of the plans, including investment of the assets and administration of the plan. Each plan has a funding policy which outlines actions the Board of Trustees must take in the event the plan is not fully funded based on actuarial valuations. The required actions and timing differ from plan to plan and include adjustment of ancillary benefits including CPI adjustments, adjustment of employer and employee contributions and adjustment of base pension benefits. The funding policy also prescribes the required actions when these plans return to a funded position. The Plans are jointly funded by employees and the Province. Contribution rates are prescribed by the pension plan Board of Trustees in accordance with the plan documents, which establish the maximum amounts by which the rates can be increased or decreased from the following contribution rates:

	Employee	Employer

NBPSPP	7.5% below YMPE, 10.7% above YMPE	12.5% (Includes temporary contribution of 1.25%)
NBTPP	9.5% below YMPE, 11.2% above YMPE	11.5% below YMPE, 13.2% above YMPE
H-CUPE	9.0%	10.1%
H-CBE	7.8%	7.8%

(YMPE – year’s maximum pensionable earnings)

A targeted pension benefit, based on a percentage of salary, accrues to employees as they provide service. Subject to the terms of the funding policy, the benefit may be adjusted for inflation from the time it is earned. Future benefits and benefits already earned may be adjusted by the plans’ boards of trustees, based on the funding status of each plan and in accordance with specified steps outlined in the funding policy.

The Province has guaranteed that retirement benefits for members of the NBPSPP will never be less than the base benefit level at the time of conversion. On conversion, the primary obligation for paying retirement benefits to the members of the former Public Service Superannuation Plan and the assets of this plan were transferred to the trustees of the NBPSPP. While the assets and primary obligation to pay benefits were transferred, should the NBPSPP Board of Trustees reduce benefits below base benefit level at conversion, the Province would have an obligation as a result of the guarantee. No guarantee has been provided to members of any other converted pension plan.

50	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

Separate pension trust funds exist for each of the plans. The NBPSPP and NBTPP trust funds invest in various fixed income, equity, inflation linked, and alternative investment pooled funds. The H-CUPE and H-CBE trust fund investment policies allow for investment in fixed income securities, equities, real estate and infrastructure.

Retirement Allowance Plan

The Province provides other employee future benefits in the form of an allowance paid at retirement, which is based on years of service to a maximum of 25 years and salary at retirement. This is an unfunded program, with no segregated assets to pay benefits. Effective 1 April 2011, the program has been discontinued for new entrants to the non-bargaining group of employees. For management and non-union employees with a continuous service date before 1 April 2011, the accumulation of retirement allowance credits was discontinued as of 31 March 2013. Eligible employees were provided with the option of a payout in lieu of retirement allowance or to defer their retirement allowance until retirement based on accumulated credits as of 31 March 2013 and salary upon retirement. For certain bargaining groups, the accumulation of retirement allowance credits will be discontinued with effective dates ranging from 31 March 2016 to 31 March 2019, depending on the bargaining group. Eligible employees have been provided with the option of a payout in lieu of retirement allowance, with some bargaining groups allowing employees to voluntarily receive their payout in lieu before the date of discontinuance. The prior year figures include an expense of $18.8 million to reflect the impact of the curtailment on the measurement of the accrued benefit obligation.

b) Net Retirement Benefit Liability

For the defined benefit pension plans, the Province is liable for any excess of accrued pension benefits over pension fund assets. The target benefit plans are governed by an Agreement and Declaration of Trust, which restricts access to the plan assets. The Province records the value of plan net assets as nil when the plans are in a net asset position. When the plans are in a net obligation position, the province records a liability for its portion (100% for the New Brunswick Public Service Pension Plan due to the pre-conversion base benefit guarantee, and 50% for the remaining three plans). Settlement of the obligation will occur in future periods as contributions maintain a fully funded plan status over time. For the defined contribution plan, the Province’s obligation is limited to the contribution required for the period. A liability would only be recorded if the Province had not paid the required annual contribution. For the Retirement Allowance Plan, the Province is liable for the accrued benefit obligation.

As at 31 March 2017, the value of accrued benefits for all defined benefit pension plans exceeded the value of plan assets resulting in an actuarial benefit liability of $503.8 million ($520.1 million 2016). The calculation of this liability includes estimates of future events and market values of assets which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $65.6 million ($102.6 million 2016). A valuation adjustment of $10.6 million ($1.8 million 2016) has been recorded to reflect the portion of the adjusted benefit asset of individual plans that exceeds the expected future economic benefit. The net pension liability after considering unamortized adjustments and valuation allowance is $448.8 million ($419.3 million 2016). This net balance, which is included in the amount reported on the Consolidated Statement of Financial Position, reflects the accounting methodology of deferring and amortizing the adjustments. This balance does not represent the actuarial pension liability.

The Province accounts for the NH-G&S plan as a joint defined benefit plan, where only the Province’s portion of the net benefit liability is included in the amount reported on the Consolidated Financial Statement of Financial Position. The Province has also recorded an accrued benefit obligation for a schedule of amortization payments relating to an unfunded liability that existed as at 30 June 2008. Since the participating nursing homes and plan members share current service cost and special payments not related to the 30 June 2008 amortization schedule, the Province records 50% of the plan’s accrued benefit obligation, net of the present value of the amortization payments, and 50% of total plan assets. As at 31 March 2017, the Plan had an actuarial benefit liability of $50.4 million ($63.0 million 2016). Included in the amounts reported under defined benefit plans above is $31.6 million ($38.9 million 2016) for the Province’s portion of the plan’s actuarial benefit liability, and $24.1 million ($24.4 million 2016) for the Province’s portion of the plan’s net benefit liability after unamortized adjustments of $(7.5) million ($(14.5) million 2016).

2017	PROVINCE OF NEW BRUNSWICK	51

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2017

As at 31 March 2017, the value of the Province’s portion of accrued benefits for all target benefit pension plans exceeded the value of the plan assets resulting in an actuarial benefit liability of $95.6 million ($374.2 million 2016). The calculation of this liability includes estimates of future events and market values of assets which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $344.3 million ($578.4 million 2016). A valuation adjustment of $477.0 million ($426.7 million 2016) has been recorded to reflect the portion of the adjusted benefit asset of individual plans that exceeds the expected future economic benefit. The net pension liability after considering unamortized adjustments and valuation allowance is $228.3 million ($222.5 million 2016). This net balance, which is included in the amount reported on the Consolidated Statement of Financial Position, reflects the accounting methodology of deferring and amortizing the adjustments. This balance does not represent the actuarial pension liability.

The value of accrued benefits in the Retirement Allowance Plan totals $396.8 million ($463.1 million 2016). The calculation of this liability includes estimates of future events which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $9.6 million ($5.7 million 2016). The net benefit liability after considering unamortized adjustments is $406.4 million ($468.8 million 2016).

The estimate of the Province’s obligation for net pension and other employee future benefits is based on actuarial valuations for accounting purposes using the projected unit credit method, calculated as at the dates listed in Section d). This method estimates the present value of retirement benefits associated with the period of employee service to the valuation date. In the years that accounting valuations are not prepared, the obligation is calculated by an extrapolation from the previous valuation. These actuarial valuations were based on a number of assumptions about future events, such as rates of return on assets, wage and salary increases and employee turnover and mortality disclosed in sections d) and e). Pension assets are measured at fair value. The obligation and assets of H-CUPE, H-CBE and the non-teaching school district plans (Sch-Mgt, GLTS, CUPE 2745) have been measured at 31 December. All other plans are measured at 31 March.

52	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

c) Summary Retirement Benefits Information

Retirement Benefit Liability and Expense (millions)

	2017			2016
	Retirement			Retirement
	Pensions	Allowance	Total	Pensions	Allowance	Total
Accrued benefit obligation beginning of year	$12,638.4	$463.1	$13,101.5	$12,114.2	$516.2	$12,630.4
Actuarial losses (gains)	69.2	(2.1)	67.1	87.8	(69.4)	18.4
Curtailrnent costs	-	-	-	-	18.8	18.8
Transfer from other agencies	-	-	-	0.9	-	0.9
Benefits accrued	331.2	32.8	364.0	317.4	37.3	354.7
Interest	736.8	13.5	750.3	720.6	13.1	733.7
Benefit payments	(632.5)	(110.5)	(743.0)	(602.5)	(52.9)	(655.4)
Accrued benefit obligation end of year	13,143.1	396.8	13,539.9	12,638.4	463.1	13,101.5

Plan assets beginning of year	11,744.1	-	11,744.1	11,701.9	-	11,701.9
Actuarial gains (losses)	287.5	-	287.5	(508.9)	-	(508.9)
Expected return on plan assets	698.6	-	698.6	715.2	-	715.2
Employer contributions	259.7	-	259.7	257.2	-	257.2
Employee contributions	183.0	-	183.0	177.7	-	177.7
Plan settlements	-	-	-	-	-	-
Benefit payments	(629.2)	-	(629.2)	(599.0)	-	(599.0)
Plan assets end of year	12,543.7	-	12,543.7	11,744.1	-	11,744.1

Actuarial Benefit Liability	599.4	396.8	996.2	894.3	463.1	1,357.4

Unamortized Adjustments	(409.9)	9.6	(400.3)	(681.0)	5.7	(675.3)
Valuation Adjustment	487.6	-	487.6	428.5	-	428.5
Net Benefit Liability	$677.1	$406.4	$1,083.5	$641.8	$468.8	$1,110.6

Expense

Employers' share of benefits earned	$182.3	$32.8	$215.1	$174.8	$37.3	$212.1
Net interest	38.2	13.5	51.7	5.4	13.1	18.5
Curtailment costs	-	-	-	-	18.8	18.8
Amortization of adjustments	52.8	1.9	54.7	60.3	1.7	62.0
Change in valuation adjustment	59.1	-	59.1	67.5	-	67.5
Benefit expense, defined benefit and target benefit pension plans and Retirement Allowance Ran	332.4	48.2	380.6	308.0	70.9	378.9
Benefit expense, defined contribution pension plan	3.1	-	3.1	1.8	-	1.8
Total retirement benefit expense	$335.5	$48.2	$383.7	$309.8	$70.9	$380.7

2017	PROVINCE OF NEW BRUNSWICK	53

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

The defined benefit pension plans and target benefit pension plans have a combined actuarial pension liability of $677.1 million ($641.8 million 2016). This total includes plans that have assets in excess of the accrued benefit obligation. The plans with assets in excess of accrued benefit obligations have assets totaling $3,038.6 million ($2,732.5 million 2016) and an accrued benefit obligation totaling $2,812.3 million ($2,591.0 million 2016), resulting in net actuarial pension liability of $(226.3) million ($(141.5) million 2016).

The pension fund one-year rate of return as at 31 March 2017 for Judge is 8.79% (1.98% 2016), NH-Mgt 11.62% (-1.19% 2016), NH-N&P 11.72% (-1.13% 2016) and NH-G&S 11.84% (-0.94% 2016), NBPSPP is 8.57% (1.73% 2016), and NBTPP 9.07% (1.55% 2016).

The one-year rate of return as at 31 December 2016 for Sch-Mgt is 7.21% (5.62% 2015), GLTS 11.70% (3.91% 2015), CUPE 2745 12.10% (4.10% 2015), H-CUPE 8.20% (3.10% 2015) and H-CBE 6.45% (5.80% 2015).

d) Actuarial Assumptions

Calculation of the Province’s pension and other employee future benefit obligations and related expense is based on long term actuarial assumptions. Salary increase assumptions have been refined to include the short term.

The table below discloses the assumptions used in the actuarial valuations.

		Discount Rate
	Date of Latest	and Expected		Rate of Pension	Annual Wage and Salary
	Actuarial	Rate of		Escalation after	Increase (%) *
Plan	Valuation	Return (%)	Inflation (%)	Retirement (%)	Short-Term	Long-Term

Judge	01 Apr 2016	6.05	2.25	2.15 to 2.20	3.50	3.50
Sch-Mgt	01 Jan 2014	5.75	2.25	1.95	1.50	2.75
GLTS	01 Jan 2015	5.75	2.25	2.00	1.50	2.75
CUPE 2745	01 Jan 2015	5.75	2.25	2.00	4.00-5.00	2.75
Member	31 Mar 2015	3.25	1.60	1.33	n/a	n/a
SERP	01 Jan 2017	3.25	1.60	1.33	1.50	2.10
NH-Mgt	31 Dec 2015	6.10	2.25	2.25	1.50	2.75
NH-N&P	31 Dec 2015	6.10	2.25	2.25	1.50	2.75
NH-G&S	31 Dec 2015	6.10	2.25	2.00	1.50	2.75
NBPSPP	01 Jan 2016	5.90	2.25	1.87	1.50	2.75
NBTPP	31 Aug 2016	6.05	2.25	1.69	1.50	2.75
H-CBE	31 Dec 2015	5.60	2.25	1.80	1.50	3.00
H-CUPE	31 Dec 2015	5.45	2.25	2.05	1.50	2.75
Retirement
Allowance	31 Mar 2015	3.25	1.60	n/a	1.50	2.10

* excludes promotional scale

These assumptions, which are based on management’s best estimate, have been used to determine the amount of the Province’s obligation for pension and other employee future benefits outstanding and the value of benefits earned by employees during the fiscal year. Different assumptions have been used to determine the appropriate level of employee and employer contributions needed to fund the estimated cost of the plans.

54	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

e) Member Data

The following table lists data about the members of each plan.

Plan	Estimated Average Remaining Service Life (Years)	Number of Active Contributors	Number of Pensioners	Average Annual Salary of Contributors	Average Annual Pension
Judges’	6	29	31	$247,971	$49,208
Sch – Mgt	---	---	100	n/a	$12,860
GLTS	8	2,100	1,695	$34,053	$11,336
CUPE 2745	10	1,030	484	$32,819	$7,835
Member
Member	---	---	90	n/a	$27,317
Minister	---	---	49	n/a	$6,171
SERP	13	395	3,194	$83,091	$4,493
NH-Mgt	7	216	218	$73,000	$12,200
NH-N&P	9	553	305	$56,353	$10,229
NH-G&S	13	4,541	2,131	$32,791	$6,332
NBPSPP	15	17,484	15,229	$66,324	$22,811
NBTPP	17	8,121	9,052	$75,400	$29,000
H-CBE	15	8,380	2,579	$66,657	$18,553
H-CUPE	12	8,279	3,457	$39,375	$9,872

The Members’ Pension Plan provides for a benefit based on years of service and salary as a Member and a benefit based on years of service and salary as a Minister. All Ministers are also included as a Member.

The average annual salary of contributors under the SERP relates to the amount in excess of the maximum salary covered under the NBPSPP.

NOTE 12 SICK LEAVE LIABILITY

The Province of New Brunswick’s employees working full-time and part-time hours in government departments, school districts and other agencies receive sick leave that is earned at varying amounts per group. Unused hours can be carried forward for future paid leave, up to predetermined maximum amounts. This is an unfunded program with no specific assets segregated to meet the obligations when they come due. Actuarial estimates for this future liability have been completed and form the basis for the estimated liability reported in these consolidated financial statements. The latest actuarial valuation was calculated as at 31 March 2015 for government department and school district employees. The latest actuarial valuations were completed between 31 March 2015 and 31 March 2017 for employees of other agencies. The sick leave liability for nursing homes has been estimated using summarized data of nursing home employees, and experience of employees in the Province’s health care sector.

A reduction in the sick leave benefit liability for the year ended 31 March 2017 resulted in a recovery of $2.3 million. For the year ended 31 March 2016, the Province expensed $0.6 million for the program.

2017	PROVINCE OF NEW BRUNSWICK	55

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

Significant economic and demographic assumptions used in the actuarial valuations are:

Discount Rate:	Equal to the Province’s long term borrowing rate of 3.25% as at 31 March 2017, and 3.19% as at 31 March 2016.

Expected Average
Remaining Service
Lifetime (Years):	7.8 to 14.0

Salary Growth Rate:	Short term	Long term
	1.5%	2.1% to 2.9%

The following table presents the liability at 31 March:

	(millions) 2017					2016
	Government Departments	School Districts	Nursing Homes	Other Agencies	Total	Total

Accrued benefit obligation beginning of year	$42.3	$74.7	$18.8	$97.9	$233.7	$255.4
Actuarial losses (gains)	0.1	(0.5)	2.4	16.4	18.4	(21.9)
Benefits accrued	3.9	6.2	1.8	9.8	21.7	23.5
Interest	1.3	2.4	0.7	3.1	7.5	6.7
Benefit payments	(5.7)	(8.3)	(3.5)	(13.1)	(30.6)	(30.0)

Accrued benefit obligation end of year	41.9	74.5	20.2	114.1	250.7	233.7

Unamortized adjustments
Opening balance	7.9	(12.1)	0.8	18.1	14.7	(7.6)
New adju stments	(0.1)	0.5	(2.4)	(16.4)	(18.4)	21.9
Amortization	(0.6)	0.9	0.1	(1.3)	(0.9)	0.4

Unamortized Adjustments ending balance	7.2	(10.7)	(1.5)	0.4	(4.6)	14.7

Total Benefit Liability	$49.1	$63.8	$18.7	$114.5	$246.1	$248.4

Other agencies include Collège communautaire du Nouveau-Brunwick, Financial and Consumer Services Commission, Horizon Health Network, New Brunswick Community College, New Brunswick Legal Aid Services Commission, Recycle New Brunswick, Service New Brunswick and Vitalité Health Network.

56	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

NOTE 13 GUARANTEES, LIABILITIES FOR CONTAMINATED SITES AND CONTINGENT LIABILITIES

a) Guarantees

Loan Guarantees

The Province has guaranteed certain debt of entities external to the Provincial Reporting Entity under the authority of various statutes. Guarantees issued under the Agriculture Development Act, Opportunities New Brunswick Act, Livestock Incentives Act and the Regional Development Corporation Act are issued to facilitate the establishment, development or maintenance of industry in a variety of areas. Loans guaranteed under these acts have guarantee fees ranging from 0% to 1.5%, maturity dates ranging from 2010 to 2031, and security pledged by the loan recipient includes accounts receivable, inventory, other assets, general security agreements, shareholder loan postponements, and personal and corporate guarantees.

At 31 March 2017, the total contingent liability in respect of these guarantees was $51.4 million ($63.4 million 2016), of which the Province has recognized $21.0 million as a liability on the consolidated statement of financial position ($21.0 million 2016).

	(millions)
			Allowance
	Authorized Limit	Principal Guaranteed	for Loss (Schedule 8)
Agricultural Development Act	$1.8	$1.7	$1.7
Opportunities New Brunswick Act	$49.7	48.0	18.4
Livestock Incentives Act	$0.2	0.1	---
Regional Development Corporation Act	$2.1	1.6	0.9
		$51.4	$21.0

Other Guarantees

The New Brunswick Municipal Finance Corporation (NBMFC) is included in the Province’s reporting entity as described in Schedule 30. The Province guarantees the payment of principal and interest of any borrowing by NBMFC. In the event of a defaulted payment, the Province shall recover such amounts from the defaulting municipality or from the defaulting municipality that has guaranteed the payment due to the Corporation from the defaulting municipal enterprise. As of 31 December 2016, total debenture debt outstanding was $862.7 million ($866.8 million 2015).

The New Brunswick Credit Union Deposit Insurance Corporation (NBCUDIC) provides deposit insurance to members of credit unions in New Brunswick to a maximum of $250,000 for each member. NBCUDIC is included in the Province’s reporting entity as described in Schedule 30. As of 31 December 2016, deposits of the credit unions totalled $920.0 million ($3.8 billion 2015). In addition, NBCUDIC has guaranteed specific losses up to $2.0 million.

One nursing home has guaranteed the debt of a related party. As at 31 March 2017, the guarantee totalled $1.2 million ($1.1 million 2016).

b) Contaminated Sites

The Province recognizes a liability for the remediation of a contaminated site when the Province is responsible for remediation of the site and the cost of remediation can be reasonably estimated. In 2017, a liability of $42.9 million ($40.9 million 2016) has been accrued for the remediation of contaminated sites. This liability includes the net present value of $0.9 million of remediation costs to be incurred over the next five years. The net present value was calculated using a discount rate equal to the Province’s five year borrowing rate of 1.82% as at 31 March 2017. The liability is based on management’s best estimate of the cost of remediation, using environmental assessment information available as at 31 March 2017. No liability has been recognized in relation to sites in which the Province does not expect to give up any future economic benefit, or where there is no basis for a reasonable estimate of the cost of remediation. The estimated liability will be updated in future periods as new information becomes available.

2017	PROVINCE OF NEW BRUNSWICK	57

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

The liability for contaminated sites is recognized in the consolidated statement of financial position under accounts payable and accrued expenses.

The following table discloses the total liability by nature and source:

				(millions)
Types of Sites	Nature of Contaminate	Source of Contamination	Number of Sites	Liability	Estimated Recovery
Office/ Commercial/ Industrial	Metals, petroleum hydrocarbons, polyaromatic hydrocarbons, BTEX, etc.	Activities associated with the operations of the office, commercial or industrial facility could result in contamination from fuel storage or handling, waste sites, use of metal-based paint, etc. Sites often have multiple sources of contamination.	18	$ 5.8	$ ---
Mineral Exploration Sites	Heavy metals, petroleum hydrocarbons, etc.	Mining activities; activities associated with mine operations e.g., fuel storage tanks, fuel handling, waste sites, etc. Sites often have multiple sources of contamination.	3	35.5	---
Fuel Related Practices	Petroleum hydrocarbons, polyaromatic hydrocarbons, BTEX, etc.	Activities associated with fuel storage and handling, e.g., aboveground storage tanks, underground storage tanks, fuel handling areas, pipelines, fueling stations, etc.	63	1.6	---
TOTAL			84	$ 42.9	$ ---

An additional environmental liability of $14.0 million has been accrued by the New Brunswick Power Corporation. The liability is included in the investment balance of the New Brunswick Power Corporation.

c) Contingent Liabilities

Insurance

The Province does not carry general liability insurance or property insurance on its assets except in a few limited instances. Any successful liability claims against the Province and any replacement of lost or damaged property are charged to expense in the year of settlement or replacement.

Legal Actions

The Province of New Brunswick is involved in various legal proceedings arising from government activities. Amounts totalling $27.9 million ($28.7 million 2016) have been accrued in these consolidated financial statements which represents management’s best estimate of the likely losses due to legal actions. The Province of New Brunswick is also involved in various legal actions, some of which may be significant, the outcome of which is not determinable.

58	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

NOTE 14 COMMITMENTS

a) Operating Leases

The total future minimum payments under various operating lease agreements, including those of government business enterprises for the rental of space and equipment, amounts to $354.6 million ($393.5 million 2016). Minimum annual lease payments in each of the next five years are as follows:

Fiscal Year	(millions)
2017-2018	$ 77.0
2018-2019	$ 61.3
2019-2020	$ 50.5
2020-2021	$ 40.4
2021-2022	$ 33.8

b) New Brunswick Lotteries and Gaming Corporation

In August 2013, the Atlantic Lottery Corporation communicated to New Brunswick Lotteries and Gaming Corporation that a pension deficit would be recovered from shareholders through withholdings of profit distributions beginning in September 2013 and ending in 2019. As of 31 March 2017, the impact on future profit distributions for New Brunswick Lotteries and Gaming Corporation is a decrease of $7.5 million in aggregate.

c) Contractual Obligations

The nature of the government’s activities results in significant multi-year contracts and obligations. The Province currently has outstanding contractual commitments of $3,589.6 million. Significant commitments and agreements are as follows:

(millions)
Consolidated Fund Entities	$1,123.5
Other Government Entities	$2,071.1
Government Business Enterprises	$395.0

2017	PROVINCE OF NEW BRUNSWICK	59

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

Significant commitments and agreements include:

Consolidated Fund Entities

	(millions)
	2018	2019		2020		2021		2022+		Totals

Agriculture, Aquaculture & Fisheries
Various agreements under Agriculture, Aquaculture & Fisheries	$7.3	$	---	$	---	$	---	$	---	$7.3
Education and Early Childhood Development
Other Educational Operating Services	10.3		6.1		3.2		1.2		0.9	21.7
Environment and Local Government
Animal Control Services for Local Service Districts	0.6		0.6		0.4		---		---	1.6
Energy and Resource Development
Various agreements Under Energy and Resource Development	5.6		---		---		---		---	5.6
Health
Various Health Care Services	19.4		3.7		0.6		---		---	23.7
Justice and Public Safety
Public Police Service Agreement (PPSA)	85.1		85.1		82.5		82.5		82.5	417.7
Post-Secondary Education Training and Labour
Maritime Provinces Higher Education Commission Agreements	32.2		32.6		33.0		24.5		25.4	147.7
Empoyment and Continuous Learning Services - Various	11.7		---		---		---		---	11.7
Social Development
Home Support Services	7.6		7.7		7.8		7.9		8.0	39.0
Group Homes	3.6		---		---		---		---	3.6
Dental Services	6.7		7.2		7.6		---		---	21.5
Vision Services	1.7		1.7		---		---		---	3.4
Adult Developmental Activities, Programs & Training	1.2		---		---		---		---	1.2
Tourism, Heritage and Culture
Advertising, Publication, Software and Web Service Contracts	6.6		5.0		5.0		---		---	16.6
Transportation and Infrastructure
Various Capital Projects	67.4		26.0		17.0		15.5		4.7	130.6
Fundy Islands Ferry Services Project	19.4		19.9		20.4		20.9		136.6	217.2
Operations Agreement
National Highways System	11.7		---		---		---		---	11.7
Permanent Bridges and Highways	60.1		---		---		---		---	60.1
Subtotal	358.2		195.6		177.5		152.5		258.1	1,141.9

Capital Contributions from Outside Sources	18.4		---		---		---		---	18.4
Total	$339.8		$195.6		$177.5		$152.5		$258.1	$1,123.5

60	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

Other Government Entities

	(millions)
	2018	2019		2020		2021		2022+		Totals

Ambulance NB
Management of Ambulance Services
through NB EMS	$25.9	$	---	$	---	$	---	$	---	$25.9
Fundy Trail Development Authority
Fundy Trail Parkway	2.3		---		---		---		---	2.3
New Brunswick Highway Corporation
Maintenance and Rehabilitation of the
Fredericton to Moncton Highway	11.5		11.5		11.5		11.5		77.8	123.8
Maintenance and Rehabilitation of the
Trans -Canada Highway from the Quebec
border to Longs Creek	23.6		24.1		24.7		25.2		586.0	683.6
Maintenance and Rehabilitation of the
Route 1 Gateway	22.1		22.6		23.1		23.6		686.1	777.5
Nursing Homes
Construction Contract	9.2		---		---		---		---	9.2
Opportunities NB
IT and Consulting Services	0.7		---		---		---		---	0.7
Financial Assistance	21.5		10.5		15.2		7.9		8.7	63.8
Regional Development Corporation
Canada - New Brunswick Agreements	281.6		50.2		---		---		---	331.8
Regional and Community Development
Initiative	73.3		49.6		39.1		32.5		19.6	214.1
Service New Brunswick
Technology agreements	18.0		11.5		10.7		10.2		18.8	69.2
Horizon Health Network
Services Support for Diagnostic
Imaging Equipment	9.4		1.6		0.8		---		---	11.8
Sub Total	499.1		181.6		125.1		110.9		1,397.0	2,313.7
Capital Contributions from
Outside Sources	194.3		48.3		---		---		---	242.6
Total	$304.8		$133.3		$125.1		$110.9		$1,397.0	$2,071.1

Government Business Enterprises

NB Power
Fuel Contracts	$86.0		$87.0		$88.0		$59.0		$25.0	$345.0
Committed Capital	41.0		6.0		3.0		---		---	50.0
Total	$127.0		$93.0		$91.0		$59.0		$25.0	$395.0

The New Brunswick Power Corporation has also entered into various agreements related to the purchase and transmission of electricity.

2017	PROVINCE OF NEW BRUNSWICK	61

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

NOTE 15 SEGMENT REPORTING

Note 15 is intended to provide supplementary information on the Province’s revenue and expenses by segment. The segments have been defined based on the accountability and control relationships between the Government and the various organizations within the reporting entity. Although the government controls all the entities included, there are varying levels of accountability. The segments are defined as: Government Departments and Some Agencies; Regional Health Authorities; and Other Consolidated Entities. An Interaccount Eliminations column is added to eliminate double counting between columns and to reconcile to the Consolidated Statement of Operations. The extent of these items was $(27.6) million in 2017 (($35.9) million 2016). Eliminations between the Province and entities impact asset and liability accounts with respect to tangible capital assets and deferred contributions from the Province. Transactions between segments are recorded at cost.

The Government Departments and Some Agencies segment represents the group most directly accountable to Treasury Board and Cabinet. The segment includes all line departments such as Health, Education and Transportation as well as the following agencies: Arts Development Trust Fund, Atlantic Education International Inc., Economic and Social Inclusion Corporation, Environmental Trust Fund, New Brunswick Agricultural Insurance Commission, New Brunswick Highway Corporation, New Brunswick Housing Corporation, New Brunswick Lotteries and Gaming Corporation, Regional Development Corporation, and Sport Development Trust Fund.

The Regional Health Authorities (RHA’s) are disclosed separately due to the magnitude of their operations and the fact they are somewhat removed from day to day control of Treasury Board and Cabinet.

Other Consolidated Entities are also somewhat removed and independent with respect to day to day operations yet still controlled by government under the Public Sector Accounting Board’s criteria for control. The organizations included in this segment are: New Brunswick Liquor Corporation, New Brunswick Municipal Finance Corporation, and New Brunswick Power Corporation. Also included with other agencies are the following entities which are consolidated in the Province’s financial statements: Algonquin Golf Limited, Algonquin Properties Limited, Ambulance New Brunswick Inc., Collège communautaire du Nouveau-Brunswick, Financial and Consumer Services Commission, Forest Protection Limited, Kings Landing Corporation, New Brunswick Community College, New Brunswick Credit Union Deposit Insurance Corporation, New Brunswick Energy and Utilities Board, New Brunswick Health Council, New Brunswick Immigrant Investor Fund (2009) Ltd., New Brunswick Legal Aid Services Commission, Opportunities New Brunswick, Provincial Holdings Ltd., Recycle New Brunswick, Service New Brunswick and not-for-profit nursing homes operating in New Brunswick.

62	PROVINCE OF NEW BRUNSWICK	2017

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 MARCH 2017

	Government
	Departments		Regional Health				Other Consolidated				Interaccount				Consolidated
	and Some Agencies		Authorities				Entities				Eliminations				Total
	2017	2016	2017		2016		2017		2016		2017		2016		2017	2016

Revenue
Tax Revenue	$4,291.3	$4,029.7	$	---	$	---	$	---	$	---	$	---	$	---	$4,291.3	$4,029.7
Non Tax Revenue	938.0	884.9		123.8		118.0		206.2		211.8		---		---	1,268.0	1,214.7
Government Business Enterprises	---	---		---		---		201.0		189.1		---		---	201.0	189.1
Transfers Between Entities	5.4	6.0		1,767.1		1,717.2		819.4		813.9		(2,591.9)		(2,537.1)	---	---
Conditional Federal Grants	364.4	266.9		23.0		23.1		---		---		---		---	387.4	290.0
Unconditional Federal Grants	2,742.5	2,662.7		---		---		---		---		---		---	2,742.5	2,662.7
	8,341.6	7,850.2		1,913.9		1,858.3		1,226.6		1,214.8		(2,591.9)		(2,537.1)	8,890.2	8,386.2

Expenses
Employee Benefits	2,031.6	1,875.6		1,363.1		1,371.1		584.2		570.6		(92.2)		(34.6)	3,886.7	3,782.7
Other Services	1,408.1	1,313.3		103.1		95.2		153.8		122.3		(51.1)		(25.3)	1,613.9	1,505.5
Materials and Supplies	201.3	208.6		354.6		348.2		41.7		44.4		(3.0)		(1.4)	594.6	599.8
Property and Equipment	15.3	19.8		---		---		28.7		29.8		(35.5)		(0.9)	8.5	48.7
Grants and Subsidies	1,658.2	1,517.8		---		---		21.9		24.4		---		---	1,680.1	1,542.2
Transfers Between Entities	2,382.5	2,437.8		---		---		---		---		(2,382.5)		(2,437.8)	---	---
Debt and Other Charges	731.5	715.2		7.1		---		24.0		27.0		---		(1.2)	762.6	741.0
Amortization	362.9	345.3		65.3		62.3		34.5		19.2		---		---	462.7	426.8
	8,791.4	8,433.4		1,893.2		1,876.8		888.8		837.7		(2,564.3)		(2,501.2)	9,009.1	8,646.7
Surplus (Deficit)	$(449.8)	$(583.2)		$20.7		$(18.5)		$337.8		$377.1		$(27.6)		$(35.9)	$(118.9)	$(260.5)

2017	PROVINCE OF NEW BRUNSWICK	63

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

NOTE 16 TRUST FUNDS

The Province is trustee for various trust funds outside the Provincial Reporting Entity.

The following is a summary of the trust fund equities calculated using the method indicated below to value investment assets:

	(millions)
	2017	2016
Cost Method:

Margaret R. Lynds Bequest	$0.1	$0.1
Mental Health Trust Fund	1.4	1.4
Viscount Bennett Bequest	0.2	0.2
	$1.7	$1.7
Market Value Method:

Judges' Superannuation Fund	$45.3	$43.2
Office of the Public Trustee Trust Fund	8.3	10.1
Pension Plan for the Management Employees of New Brunswick School Districts	5.7	6.6
Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts	367.5	341.3
Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts	89.3	80.1
	$516.1	$481.3

The Margaret R. Lynds Bequest awards three annual scholarships of equal value to students pursuing the study of communications at specified universities. The Mental Health Trust Fund is used to pay for psychoanalysis treatment of deserving New Brunswick residents. The income from the Viscount Bennett Bequest is used to develop the Province's historic resources. The Public Trustee of New Brunswick protects the financial and personal interests of the elderly, the mentally challenged, children, missing or deceased persons, when there is no one else able and willing to do so.

NOTE 17 COMPARATIVE FIGURES

Certain of the 2016 figures have been reclassified to conform to the presentation adopted for 2017.

64	PROVINCE OF NEW BRUNSWICK	2017

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2016
SCHEDULE 1 CASH AND SHORT TERM INVESTMENTS
Cash	$1,674.4	$1,215.2
Short Term lm.estments	1,059.2	925.9
	$2,733.6	$2,141.1
SCHEDULE 2 RECEIVABLES AND ADVANCES
Accounts Receivable
General Receivables of Government Departments	$227.2	$219.6
General Receivables of Government Entities	48.9	63.8
	276.1	283.4
Less: Allowance for Doubtful Accounts	104.3	100.0
	171.8	183.4
Due from Federal Gm.ernment
Central Government Services	95.6	56.7
Harmonized Sales Tax Rebate	42.6	15.4
Transportation	13.6	19.1
Education	8.1	2.3
Economic Development	4.9	6.9
Health	0.2
Other	2.7	3.2
	167.7	103.6
Guarantee Payouts	125.9	126.7
Less: Allowance for Doubtful Accounts	125.1	125.9
	0.8	0.8
Advances
Working Capital Advances	7.3	4.2
Other	4.9	5.2
	12.2	9.4
Less: Allowance for Doubtful Accounts	4.2	4.2
	8.0	5.2
Interest Receivable
Student Loans	22.8	21.1
Fisheries and Aquaculture Development Act	6.7	6.6
Opportunities New Brunswick Act	4.0	4.8
Agricultural Development Act	0.3	0.3
Other	20.1	19.4
	53.9	52.2
Less: Allowance for Doubtful Accounts	42.2	42.0
	11.7	10.2
	$360.0	$303.2

2017	PROVINCE OF NEW BRUNSWICK	65

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2016
SCHEDULE 3 TAXES RECEIVABLE

Real Property Tax	$1,156.3	$1,141.9
Royalties and Stumpage on Timber	32.4	12.5
Gasoline and Moti .e Fuels Tax	26.2	23.9
Tobacco Tax	14.9	18.4
Metallic Minerals Tax	0.5	0.1
Other	4.1	4.1
	1,234.4	1,200.9
Less: Allowance for Doubtful Accounts	33.9	32.6
	$1,200.5	$1,168.3

SCHEDULE 4 INVENTORIES FOR RESALE

Inventories for Resale
Properties Held for Sale	$0.3	$0.3

66	PROVINCE OF NEW BRUNSWICK	2017

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017			2016
		Valuation			Valuation
	Amount	Allowance	Net	Amount	Allowance	Net
SCHEDULE 5 LOANS

Loans to Students	$475.7	$108.4	$367.3	$464.9	$105.0	$359.9
Opportunities New Brunswick Act	249.6	112.7	136.9	226.5	94.0	132.5
New Brunswick Housing Act	85.9	7.2	78.7	89.9	7.2	82.7
Fisheries and Aquaculture Development Act	31.3	22.3	9.0	33.3	22.4	10.9
Agricultural Development Act	11.6	3.2	8.4	15.0	3.4	11.6
Fundy Trail Endowment Fund	4.5		4.5	4.3		4.3
L'Office de Stabilisation				5.4		5.4
Unsatisfied Judgements	9.4	9.4		9.4	9.4
La Fondation du quotidien francophone	4.0	4.0		4.0	4.0
Other Loans	7.9	6.4	1.5	31.2	15.3	15.9
	$879.9	$273.6	$606.3	$883.9	$260.7	$623.2

2017	PROVINCE OF NEW BRUNSWICK	67

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2016
SCHEDULE 6
EQUITY IN GOVERNMENT BUSINESS ENTERPRISES

New Brunswick Power Corporation	$320.0	$207.0
less: regulatory deferral adjustment (Note 6)	(128.4)	(1341)
New Brunswick Liquor Corporation	36.5	23.9
New Brunswick Municipal Finance Corporation	0.8	0.9
	$228.9	$97.7
OTHER INVESTMENTS
Other Investments	$64.1	$51.4
Atlantic Lottery Corporation	4.4	(23)
	$68.5	$49.1

SCHEDULE 7
ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable	$588.1	$520.7
Due to Canada
Equalization and Canada Health and Social Transfer	0.9	0.9
Other Agreements	121.9	57.7
	122.8	58.6
Accrued Interest
Funded Debt	148.2	141.9
Other	59.2	62.6
	207.4	204.5
Employee Benefits
Retirement Allowances (Note 11)	406.4	468.8
Accrued Salaries Payable	337.6	391.6
Liability for Injured Workers	263.4	180.5
Sick Leave (Note 12)	246.1	248.4
	1,253.5	1,289.3

Municipal Property Taxes Due to Municipalities	484.2	473.5
Liability for Contaminated Sites (Note 13)	42.9	40.9
Medicare and Out of Pro\ince Payments	37.8	38.4
Holdbacks on Contracts	14.4	16.4
Health Services Liability Protection Plan	10.9	10.3
Other	100.6	73.4
	690.8	652.9

	$2,862.6	$2,726.0

68	PROVINCE OF NEW BRUNSWICK	2017

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2016
SCHEDULE 8
ALLOWANCE FOR LOSSES

Economic Development	$19.3	$18.9
Agriculture, Aquaculture and Fisheries	1.7	2.1
Contingent Liabilities - Guaranteed Loan Prm.ision (Note 13)	21.0	21.0

Property Tax Appeals	2.1	4.0
Post-Secondary Education, Training and Labour	0.3	0.3
	2.4	4.3
	$23.4	$25.3

SCHEDULE 9
DEFERRED REVENUE

Real Property Taxes	$398.8	$389.3
Motor Vehicle and Operators' Licenses	64.7	62.2
Capital Contributions	6.7	21.8
Other	58.4	33.0
	$528.6	$506.3

SCHEDULE 10
DEPOSITS HELD IN TRUST

New Brunswick Immigrant lnvestor Fund (2009) Ltd.	$104.4	$148.1
Retention Fund for Fee for Service Physicians	56.0	51.0
Tenants' Security Deposits	25.8	24.1
Court of Queen's Bench	8.5	10.3
Mining Licenses- Non-Performance Renewal Fees	6.9	6.8
Scholarship Trusts	3.9	3.9
Contractors' Deposits	2.9	2.4
Family Support Order Services	1.9	1.8
Sale of Property for Taxes	0.5	0.5
New Brunswick Crop Reinsurance	-	2.8
Other	105.1	110.3
	$315.9	$362.0

2017	PROVINCE OF NEW BRUNSWICK	69

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2016
SCHEDULE 11
OBLIGATIONS UNDER CAPITAL LEASES

Highways	$543.9	$577.8
Health	92.8	94.1
Education	44.5	45.6
Protection	15.5	16.4
Other	14.5
	$711.2	$733.9

SCHEDULE 12
INVENTORIES OF SUPPLIES

Health Supplies and Vaccines	$18.9	$20.8
Construction and Maintenance Materials	14.4	13.9
Machine Repair Parts	5.5	5.2
Veterinary Supplies	1.1	1.2
Educational Textbooks	0.7	07
Stationery and Supplies	0.2	0.2
Other Supplies	7.5	7.4
	$48.3	$49.4

SCHEDULE 13
PREPAID AND DEFERRED CHARGES

Public Private Partnership Contracts	$104.4	$130.2
Deferred Financing Charges	1.7	3.2
Other	64.4	36.2
	$170.5	$169.6

70	PROVINCE OF NEW BRUNSWICK	2017

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2017	2016
	Budget	Actual	Actual
SCHEDULE 14
TAXES

Personal Income Tax	$1,632.0	$1,641.8	$1,654.6
Corporate Income Tax	276.2	328.3	225.8
Metallic Minerals Tax	-	0.7	0.1
	1,908.2	1,970.8	1,880.5

Prm.incial Real Property Tax	499.1	496.1	480.4

Harmonized Sales Tax	1,335.6	1,254.3	1,136.8
Gasoline and Motive Fuels Tax	288.0	285.5	284.2
Tobacco Tax	153.5	157.9	148.7
Pari-mutuel Tax	0.4	0.4	0.4
	1,777.5	1,698.1	1,570.1

Insurance Premium Tax	54.0	58.6	53.0
Financial Corporation Capital Tax	27.0	30.6	21.3
Real Property Transfer Tax	23.0	25.2	13.1
Penalties and Interest	130	11.9	11.3
	117.0	126.3	98.7
	$4,301.8	$4,291.3	$4,029.7

SCHEDULE 15
LICENSES AND PERMITS

Motor Vehicle	$132.7	$138.3	$132.0
Fish and Wildlife	5.8	6.0	6.2
Mines	1.1	1.0	1.6
Liquor Licenses	1.0	1.0	0.9
Other	13.4	12.4	13.1
	$154.0	$158.7	$153.8

SCHEDULE 16
ROYALTIES

Forest	$68.1	$77.8	$76.2
Mines	2.3	1.7	13.1
	$70.4	$79.5	$89.3

2017	PROVINCE OF NEW BRUNSWICK	71

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2017	2016
	Budget	Actual	Actual
SCHEDULE 17 INCOME FROM GOVERNMENT BUSINESS ENTERPRISES

New Brunswick Liquor Corporation	$173.0	$168.4	$171.5
New Brunswick Power Corporation	94.0	27.0	12.0
add: regulatory deferral adjustment (Note 6)	-	5.7	5.7
Other Entities		(0.1)	(01)
	$267.0	$201.0	$189.1

SCHEDULE 18 OTHER PROVINCIAL REVENUE

Sales of Goods and Services
General	$255.8	$277.1	$255.4
Leases and Rentals	108.4	107.6	104.9
Intergovernmental	37.9	39.0	37.9
Institutional	36.8	34.6	32.9
Provincial Parks	7.1	7.2	7.2
Lotteries and Gaming	146.0	158.2	162.3
Investment Income	38.5	43.2	39.1
Fines and Penalties	13.9	12.0	11.7
Other Revenue	99.5	158.1	126.1
	$743.9	$837.0	$777.5

SCHEDULE 19 UNCONDITIONAL GRANTS

Canada Health Transfer	$753.9	$753.5	$719.9
Canada Social Transfer	279.0	278.7	272.9
Statutory Subsidies	1.9	1.9	1.9
	$1,034.8	$1,034.1	$994.7

72	PROVINCE OF NEW BRUNSWICK	2017

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2017	2016
	Budget	Actual	Actual

SCHEDULE 20
CONDITIONAL GRANTS

Education	$143.3	$151.8	$139.6
Economic Development	56.0	73.8	46.1
Central Government Services	35.5	49.9	40.4
Transportation	31.2	29.9	12.3
Health	23.0	23.2	24.1
Social Services	3.9	3.9	3.9
Other	23.3	54.9	23.6
	$316.2	$387.4	$290.0

SCHEDULE 21
EDUCATION AND TRAINING

Education	$1,217.4	$1,218.5	$1,184.8
Post-Secondary Education Services	508.9	507.7	514.7
Pension Expense	103.0	98.5	95.5
Amortization Expense	49.5	50.1	47.9
Public Works and Infrastructure	10.4	8.5	8.4
Prm.1sion Expense	5.8	4.2	3.0
General Go .ernment	0.8	(0.6)	(80)
	$1,895.8	$1,886.9	$1,846.3

SCHEDULE 22
HEALTH

Health Services	$2,758.1	$2,772.6	$2,742.3
Pension Expense	81.6	80.6	77.5
Amortization Expense	69.7	75.5	75.2
Public Works and Infrastructure	1.8	8.0	4.0
	$2,911.2	$2,936.7	$2,899.0

2017	PROVINCE OF NEW BRUNSWICK	73

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2017	2016
	Budget	Actual	Actual
SCHEDULE 23 SOCIAL DEVELOPMENT

Social Development	$1,186.7	$1,192.7	$1,171.0
Pension Expense	31.3	31.3	12.4
Amortization Expense	22.3	22.3	7.1
Provision Expense	4.0	3.0	5.6
General Government	0.3	0.3	0.3
	$1,244.6	$1,249.6	$1,196.4
SCHEDULE 24
PROTECTION SERVICES

Justice	$240.0	$240.7	$250.8
Attorney General	18.7	19.1	18.6
Amortization Expense	5.2	5.2	5.1
Pension Expense	7.2	4.8	5.7
Provision Expense	0.6	1.0	0.3
General Government	0.4	0.5	0.5
New Brunswick Credit Union Deposit Insurance Corporation	0.2	0.2	0.3
	$272.3	$271.5	$281.3
SCHEDULE 25
ECONOMIC DEVELOPMENT

Regional Development Corporation	$188.1	$200.9	$117.2
Tourism, Heritage and Culture	58.4	56.2	59.3
Opportunities NB	40.1	36.3	28.3
Provision Expense	6.5	16.5	(159)
Provincial Holdings Ltd.	2.5	6.8	1.4
Post-Secondary Education, Training and Labour	5.8	6.1	4.1
Amortization Expense	5.0	4.3	3.7
Kings Landing Corporation	3.7	3.9	3.5
New Brunswick Immigrant Investor Fund (2009) Ltd.	-	1.5	2.4
	$310.1	$332.5	$204.0

74	PROVINCE OF NEW BRUNSWICK	2017

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2017	2016
	Budget	Actual	Actual

SCHEDULE 26
LABOUR AND EMPLOYMENT

Post-Secondary Education, Training and Labour	$135.8	$137.7	$134.1
General Government	0.6	0.6	0.6
Amortization Expense	-	0.3	0.3
	$136.4	$138.6	$135.0

SCHEDULE 27
RESOURCES

Energy and Resource Development	$99.1	$104.0	$99.5
Agriculture and Aquaculture and Fisheries	36.4	36.5	36.2
Em.ironment	25.4	23.0	23.9
Forest Protection Limited	10.2	9.2	7.7
Recycle New Brunswick	5.3	5.5	4.9
New Brunswick Agricultural Insurance Commission	7.7	4.6	6.1
Energy and Utilities Board	4.0	3.9	3.3
Transportation and Infrastructure	0.4	1.8
Amortization Expense	1.3	1.5	1.3
Provision Expense	3.3	(0.5)	2.4
	$193.1	$189.5	$185.3

SCHEDULE 28
TRANSPORTATION AND INFRASTRUCTURE

Transportation and Infrastructure	$344.9	$339.2	$354.2
Amortization Expense	291.6	293.8	278.4
Provision Expense	0.3	(0.5)	3.4
	$636.8	$632.5	$636.0

2017	PROVINCE OF NEW BRUNSWICK	75

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2017

	(millions)
	2017	2017	2016
	Budget	Actual	Actual

SCHEDULE 29 CENTRAL GOVERNMENT
General Gmernment	$235.6	$229.4	$136.2
Service New Brunswick -Current	129.1	126.4	68.4
Pension Expense	134.7	120.3	118.7
Local Gmernment	119.8	110.6	115.0
Legislative Assembly	26.2	26.2	22.6
Treasury Board	13.8	12.9	14.0
Finance	13.1	12.5	11.5
Executive Council	12.5	12.2	15.5
Prm.ision Expense	4.0	11.6	3.5
Financial and Consumer Ser\ices Commission	11.3	11.2	11.1
Amortization Expense	11.0	9.7	7.8
New Brunswick Investment Management Corporation	12.9	5.9	12.2
New Brunswick Lotteries and Gaming Corporation	3.2	4.1	3.2
Office of the Clerk	2.6	2.4
Office of the Premier	1.6	1.6	1.6
Jobs Board Secretariat	1.0	1.0
Ser\ice New Brunswick - Former			28.9
New Brunswick Internal Ser\ices Agency			10.7
Public Works and Infrastructure	0.1		0.1
Government Ser\ices			4.3
	$732.5	$698.0	$585.3

76	PROVINCE OF NEW BRUNSWICK	2017

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 MARCH 2017

SCHEDULE 30

PROVINCIAL REPORTING ENTITY

The Provincial Reporting Entity is comprised of certain organizations that are controlled by the government. These organizations are the Consolidated Fund, the General Sinking Fund and the agencies, commissions and corporations listed below. Further information regarding the accounting methods used to consolidate these organizations can be found in Note 1.

Organizations using the Consolidation Method:

Algonquin Golf Limited	New Brunswick Energy and Utilities Board
Algonquin Properties Limited	New Brunswick Health Council
Ambulance New Brunswick Inc.	New Brunswick Highway Corporation
Arts Development Trust Fund	New Brunswick Housing Corporation
Atlantic Education International Inc.	New Brunswick Immigrant Investor Fund (2009) Ltd.
Collège communautaire du Nouveau-Brunswick	New Brunswick Legal Aid Services Commission
Economic and Social Inclusion Corporation	New Brunswick Lotteries and Gaming Corporation
Environmental Trust Fund	Opportunities New Brunswick
Financial and Consumer Services Commission	Provincial Holdings Ltd.
Forest Protection Limited	Recycle New Brunswick
Horizon Health Network	Regional Development Corporation
Kings Landing Corporation	Service New Brunswick
New Brunswick Community College	Sport Development Trust Fund
New Brunswick Agricultural Insurance Commission	Vitalité Health Network
New Brunswick Credit Union Deposit Insurance Corporation

Nursing Homes using the Consolidation Method:

Campbellton Nursing Home Inc.	Kiwanis Nursing Home Inc.
Campobello Lodge Inc.	La Villa Sormany Inc.
Carleton Manor Inc.	Le Foyer St Thomas de la Vallée de Memramcook Inc. – Dr. Camille E. Gaudet
Carleton-Kirk Lodge	Les Résidences Inkerman Inc.
Central Carleton Nursing Home Inc.	Les Résidences Jodin Inc.
Central New Brunswick Nursing Home Inc.	Les Résidences Lucien Saindon Inc.
Complexe Rendez-vous Inc.	Les Résidences Mgr Chiasson Inc.
Dalhousie Nursing Home Inc.	Lincourt Manor Inc.
Dr. V. A. Snow Centre Inc.	Loch Lomond Villa Inc.
Drew Nursing Home	Manoir Édith B. Pinet Inc.
Forest Dale Home Inc.	Manoir Saint-Jean Baptiste Inc.
Foyer Assomption	Mill Cove Nursing Home Inc.
Foyer Notre-Dame-de-Lourdes Inc.	Miramichi Senior Citizens Home Inc.
Foyer Notre-Dame de Saint-Léonard Inc.	Mount St. Joseph of Chatham, N.B.
Foyer Saint-Antoine	Nashwaak Villa Inc.
Foyer Ste-Élizabeth Inc.	Passamaquoddy Lodge Inc.
Fredericton South Nursing Home Inc. (Pine Grove Nursing Home)	Résidence Mgr Melanson Inc.
Fundy Nursing Home	Rexton Lions Nursing Home Inc.
Grand Manan Nursing Home Inc.	River View Manor Inc.
Jordan Lifecare Centre Inc.	Rocmaura Inc.
Kennebec Manor Inc.	Tabusintac Nursing Home Inc
Kenneth E. Spencer Memorial Home Inc	The Church of St. John and St. Stephen Home Inc.
Kings Way Care Centre Inc.

2017	PROVINCE OF NEW BRUNSWICK	77

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 MARCH 2017

The Salvation Army - Lakeview Manor	Villa St-Joseph Inc.
Tobique Valley Manor Inc.	W. G. Bishop Nursing Home
Turnbull Nursing Home Inc.	Wauklehegan Manor Inc.
Victoria Glen Manor Inc.	Westford Nursing Home
Villa Beauséjour Inc.	White Rapids Manor Inc.
Villa des Chutes / Falls Villa	Woolastook Long Term Care Facility Inc. (Orchard View)
Villa du Repos Inc.	York Manor Inc.
Villa Maria Inc.
Villa Providence Shédiac Inc.

Organizations using the Modified Equity Method:

New Brunswick Liquor Corporation	New Brunswick Power Corporation
New Brunswick Municipal Finance Corporation

Organizations using the Transaction Method:

New Brunswick Arts Board	New Brunswick Public Libraries Foundation
New Brunswick Combat Sport Commission	Premier's Council on the Status of Disabled Persons
New Brunswick Insurance Board	Strait Crossing Finance Inc.
New Brunswick Museum